      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 23, 1998
                                                    REGISTRATION NO. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             -------------------

                          OCWEN ASSET INVESTMENT CORP.
          -------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


             VIRGINIA                                                6798                                 65-0736120
----------------------------------------        ---------------------------------------      --------------------------------------
   (State or other Jurisdiction                     (Primary Standard Industrial                       (I.R.S. Employer
  Incorporator or organization)                      Classification Code Number)                     Identification Number)

                           1675 PALM BEACH LAKES BLVD.
                         WEST PALM BEACH, FLORIDA 33401
                                 (561) 682-8000
       ------------------------------------------------------------------
  (Address, including zip code, and telephone number, including area code, of
                   Registrants' principal executive offices)

                                WILLIAM C. ERBEY
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                          OCWEN ASSET INVESTMENT CORP.
                           1675 PALM BEACH LAKES BLVD.
                         WEST PALM BEACH, FLORIDA 33401
                                 (561) 682-8000
       ------------------------------------------------------------------
    (Name, address, including zip code, and telephone number, including area code, of agents for service)

                                    COPY TO:
                             GERARD L. HAWKINS, ESQ.
                             KENNETH B. TABACH, ESQ.
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                              734 15TH STREET, N.W.
                             WASHINGTON, D.C. 20005

       Approximate Date of Commencement of Proposed Sale to the Public:
 As soon as practicable after this Registration Statement becomes effective.

           If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                                                      PROPOSED
                                                                                                       MAXIMUM
                                                          AMOUNT              PROPOSED MAXIMUM        AGGREGATE          AMOUNT OF
       TITLE OF EACH CLASS OF SECURITIES                  TO BE               OFFERING PRICE           OFFERING        REGISTRATION
              TO BE REGISTERED                          REGISTERED              PER UNIT(1)            PRICE(1)           FEE(1)
====================================================================================================================================
11 1/2% Senior Notes due 2005.....................     $150,000,000                100%             $150,000,000        $44,250
====================================================================================================================================

(1)        Calculated pursuant to Rule 457(f).

                               ------------------

           THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 23, 1998

PROSPECTUS
                          OCWEN ASSET INVESTMENT CORP.

                              OFFER TO EXCHANGE ITS
                          11 1/2% SENIOR NOTES DUE 2005
   REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF
                  ITS OUTSTANDING 11 1/2% SENIOR NOTES DUE 2005

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
            NEW YORK CITY TIME, ON _______ __, 1998, UNLESS EXTENDED

                              --------------------

           Ocwen Asset Investment Corp. (the "Company"), a Virginia corporation, hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $150 million aggregate principal amount of its 11 1/2% Senior Notes due 2005 (the "New Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like aggregate principal amount of its 11 1/2% Senior Notes due 2005 (the "Old Notes"), of which $150 million aggregate principal amount is outstanding. The Old Notes were originally issued and sold to Lehman Brothers Inc., Morgan Stanley & Co., Inc., J.C. Bradford & Co. and Piper Jaffray Inc. (the "Initial Purchasers") in transactions that were exempt from registration under the Securities Act and resold to certain "qualified institutional buyers" ("QIBs") and non-U.S. persons in reliance on, and subject to the restrictions imposed pursuant to, Rule 144A and Regulation S, respectively, under the Securities Act. The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer under federal securities laws applicable to the Old Notes and (ii) the holders of New Notes will not be entitled to registration rights that holders of Old Notes have under the Registration Rights Agreement (as defined herein), except under limited circumstances. See "Description of New Notes" and "Description of Old Notes." The New Notes are being offered for exchange in order to satisfy certain obligations of the Company under the Registration Rights Agreement, dated July 14, 1998, among the Company and the Initial Purchasers (the "Registration Rights Agreement"). Except as the context may otherwise require or otherwise expressly stated, the term "Notes" herein means the Old Notes and the New Notes.

                                               (continued on the following page)

           This Prospectus and the Letter of Transmittal are first being mailed to all registered holders of Old Notes as of _____________ __, 1998.

           SEE "RISK FACTORS" COMMENCING ON PAGE 16 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER OLD NOTES IN THE EXCHANGE OFFER.

                                -----------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
              SECURITIES COMMISSION PASSED UPON THE ACCURACY OR AD-
                  EQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                -----------------

               The date of this Prospectus is __________ __, 1998.

(Continued from the previous page)

           Interest on the Notes will be payable in cash semi-annually in arrears on each January 1 and July 1, commencing on January 1, 1999, at a rate per annum of 11 1/2%. The Notes will mature on July 1, 2005 and will be redeemable, at the option of the Company, in whole or part, on or after July 1, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. In addition, on or prior to July 14, 2001, the Company may, on any one or more occasions, use the net proceeds of one or more offerings of its common stock, par value $0.01 per share (the "Common Stock"), to redeem up to 25% of the aggregate principal amount of the Notes at a redemption price of 111.50% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, provided that, after any such redemption, the aggregate principal amount of the Notes outstanding must equal at least $112.5 million. Upon the occurrence of a Change of Control (as defined herein), the Company is required, subject to certain conditions, to offer to purchase all of the Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase.

           The New Notes will be represented by one or more certificates in registered global form (the "Global Securities"), which will be deposited with a custodian for and registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"). Beneficial interests in New Notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. See "Description of Notes - Book-Entry, Delivery and Form."

           Based on the position of the staff of the Division of Corporation Finance (the "Staff") of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer or who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act (an "Affiliate")) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Notes. Each holder of Old Notes wishing to accept the Exchange Offer must represent to the Company in the Letter of Transmittal (as defined herein) that such conditions have been met in connection with its proposed acquisition of New Notes. In addition, as described herein, if any broker-dealer (a "Participating Broker-Dealer") holds Old Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Old Notes for New Notes then such Participating Broker-Dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Notes. See "The Exchange Offer - Resales of New Notes."

           Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Notes. The New Notes will be a new issue of securities for which there is no existing market. There can be no assurance as to the development or liquidity of any market for the Notes. The Company does not intend to apply for listing of the New Notes on any securities exchange or to seek approval for quotation of the New Notes through any automated quotation system.

           Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Indenture (as defined herein), except for those rights which terminate upon consummation of the Exchange Offer. Following consummation of the Exchange Offer, the holders of Old Notes will continue to be subject to all of the existing restrictions upon transfer thereof, and the Company will not have any further obligation to such holders to provide for registration under the Securities Act of the Old Notes held by them, except under limited circumstances. See "Registration Rights Agreement." To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Notes could be adversely affected. See "Risk Factors - Consequences of a Failure to Exchange Old Notes."

(Continued from the previous page)

           THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD NOTES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER.

           Old Notes may be tendered for exchange on or prior to 5:00 p.m., New York City time, on ____________ __, 1998 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Company (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Notes may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Company and to the provisions of the Registration Rights Agreement. Holders may tender their Old Notes in whole or in part in integral multiples of $1,000 principal amount. The Company has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Holders of New Notes as of the record date for the payment of interest on January 1, 1999 will be entitled to receive interest accumulated from July 14, 1998. Holders of Old Notes whose Old Notes are accepted for exchange will not receive interest on such Old Notes and will be deemed to have waived the right to receive any such interest accumulated from July 14, 1998. Consequently, holders who exchange their Old Notes for New Notes will receive the same interest payment on January 1, 1999 that they would have received had they not accepted the Exchange Offer. See "The Exchange Offer - Interest on New Notes."

           NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                                 ---------------


                                TABLE OF CONTENTS

                                                                                                                  Page
                                                                                                                  ----
AVAILABLE INFORMATION............................................................................................. 5

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................................................... 5

SUMMARY............................................................................................................7

SELECTED CONSOLIDATED FINANCIAL DATA..............................................................................14

RISK FACTORS......................................................................................................16

USE OF PROCEEDS...................................................................................................28

RATIO OF EARNINGS TO FIXED CHARGES................................................................................28

CAPITALIZATION....................................................................................................29

THE EXCHANGE OFFER................................................................................................30

DESCRIPTION OF NEW NOTES..........................................................................................39

DESCRIPTION OF OLD NOTES..........................................................................................60

REGISTRATION RIGHTS AGREEMENT.....................................................................................61

PLAN OF DISTRIBUTION..............................................................................................62

VALIDITY OF NEW NOTES.............................................................................................62

EXPERTS...........................................................................................................62

                              AVAILABLE INFORMATION

           The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information concerning the Company can be inspected and copied at prescribed rates at the Commission's Public Reference Room, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices of the Commission: 7 World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained by mail from the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. If available, such reports and other information also may be accessed through the Commission's electronic data gathering, analysis and retrieval system ("EDGAR") via electronic means, including the Commission's web site on the Internet (http://www.sec.gov). The Common Stock is traded on the New York Stock Exchange (the "NYSE") and, consequently, such reports, proxy statements and other information also may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

           This Prospectus constitutes part of a Registration Statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus concerning the provisions or contents of any contract, agreement or any other document referred to herein are not necessarily complete. With respect to each such contract, agreement or document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matters involved, and each such statement shall be deemed qualified in its entirety by such reference to the copy of the applicable document filed with the Commission. The Registration Statement, including the exhibits thereto, may be inspected without charge at the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. and copies of it or any part thereof may be obtained from such office, upon payment of the fees prescribed by the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

           The following documents filed with the Commission by the Company pursuant to Section 13 of the Exchange Act are incorporated by reference in this
Prospectus:

               (a) Annual Report on Form 10-K for the year ended December 31, 1997;

               (b) Quarterly Reports on Form 10-Q for the three months ended March 31, 1998 and June 30, 1998; and

               (c) Current Reports on Form 8-K filed on January 28, 1998, February 9, 1998, March 23, 1998, April 23, 1998 (as amended on June 12, 1998), May 12, 1998, June 19, 1998, July 16, 1998, July
               24, 1998, August 6, 1998 (as amended on September 15, 1998), September 17, 1998 and September 22, 1998.

           All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of securities made by this Prospectus shall be deemed to be incorporated herein by reference and be a part hereof from the date of filing of such documents. Any statement contained herein, in any supplement hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in any supplement hereto or in any subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any supplement hereto. Subject to the foregoing, all information appearing in this Prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

           As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time.

           The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Investor Relations, Ocwen Asset Investment Corp., 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401, telephone (561) 682-8400.

                                     SUMMARY

     The following summary is qualified in its entirety by and should be read in conjunction with the detailed information and financial statements, including the notes thereto, appearing elsewhere herein or incorporated herein by reference. Unless the context otherwise requires, references herein to the Company include the Company and its subsidiaries.

                                   THE COMPANY

     The Company is a hybrid real estate investment trust ("REIT") based in West Palm Beach, Florida which specializes in investments in real estate and real estate-related assets. The Company was incorporated in Virginia on January 22, 1997 and was capitalized on May 19, 1997 with $283.7 million of net proceeds from the initial public offering (the "Initial Public Offering") of its Common Stock. The Company is externally managed and advised by Ocwen Capital Corporation (the "Manager"), which is a wholly-owned subsidiary of Ocwen Financial Corporation ("Ocwen Financial"), a diversified financial services company that is primarily engaged in the acquisition, servicing and resolution of subperforming and nonperforming residential and commercial mortgage loans.

     The Company conducts its business primarily through Ocwen Partnership, L.P. (the "Operating Partnership"), a Virginia limited partnership, and its other subsidiaries. Ocwen General, Inc. (the "General Partner"), a Virginia corporation and a wholly-owned qualified REIT subsidiary of the Company, is the general partner of and controls the Operating Partnership. In addition, Ocwen Limited, Inc. (the "Limited Partner"), a Virginia corporation and a wholly-owned qualified REIT subsidiary of the Company, currently owns approximately a 90.4% limited partnership interest in the Operating Partnership. The remaining limited partnership interests in the Operating Partnership are held by Ocwen Financial through Investors Mortgage Insurance Holding Company ("IMIHC"), a wholly-owned subsidiary of Ocwen Financial.

     The Company generally seeks opportunistic investments that capitalize on inefficiencies in the real estate and mortgage markets and leverage the operating infrastructure of the Manager. Such investments consist primarily of
(i) subordinate and residual interests in collateralized mortgage obligations and other mortgage-backed securities (collectively, "mortgage-related securities") and (ii) underperforming or otherwise distressed commercial and multifamily real property, including properties acquired by mortgage lenders at foreclosure or through deed-in-lieu thereof. The Company believes that these investment activities complement each other from both a cash flow and a tax planning perspective. Generally, distressed commercial real estate can provide significant long-term upside potential after the assets are repositioned, while providing modest yields during the repositioning process. Furthermore, taxable income during the holding period generally would be less than both cash flow and funds from operations ("FFO"), which does not recognize depreciation and amortization of real estate assets as operating expenses or include gains (losses) from debt restructuring and sales of property. In contrast, subordinate and residual interests in mortgage-related securities, which generally are unrated or rated below investment grade by one or more credit rating agencies, generally can provide significant current period income to balance the often initially lower yield from repositioning real estate assets. Further, taxable income from subordinate and residual interests would generally exceed FFO and cash flow in the early years of the investment.

     The Company also invests, by way of purchase and origination, in other real estate-related assets, including (i) commercial, multifamily and single-family mortgage loans, including construction and renovation loans and mezzanine loans, which comprise the Company's loan portfolio, and (ii) nonperforming and subperforming mortgage loans, which generally are purchased at a discount to their aggregate unpaid principal amount and comprise the Company's discount loan portfolio.

           The following table sets forth information regarding the principal categories of investments of the Company at June 30, 1998.



                                                                                           June 30, 1998
                                                                             ----------------------------------------
                                                                                 Amount                    Percentage
                                                                                 ------                    ----------
                                                                                      (Dollars in Thousands)
Mortgage-related securities available for sale:
    Subordinate - commercial, net....................................           $126,106                       15.34%
    Subordinate and residual - residential, net......................            289,827                       35.26
                                                                                 -------                      ------
                                                                                 415,933                       50.60
Investments in real estate, net......................................            176,925                       21.52
Loan and discount loan portfolios, net...............................            192,047                       23.36
Other assets.........................................................             37,145                        4.52
                                                                                --------                      ------
            Total assets.............................................           $822,050                      100.00%
                                                                                 =======                      ======


                               THE EXCHANGE OFFER

The Exchange Offer......................................  Up to $150 million aggregate principal amount of New Notes are being offered in exchange for a like aggregate principal amount of Old Notes.
                                                          Old Notes may be tendered for exchange in whole or in part. The Company is making the Exchange Offer in order to satisfy its obligations under the
                                                          Registration Rights Agreement relating to the Old Notes. For a description of the procedures for tendering Old Notes, see "The Exchange Offer--
                                                          Procedures for Tendering Old Notes."

Expiration Date.........................................  5:00 p.m., New York City time, on ________, 1998 unless the Exchange Offer is extended by the Company (in which case the Expiration Date will be the latest date and time to which the Exchange Offer is extended). See "The
                                                          Exchange Offer -- Terms of the Exchange Offer."

Conditions to the Exchange Offer........................  The Exchange Offer is subject to certain conditions, which may be waived by the Company in its sole discretion. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered.
                                                          See "The Exchange Offer -- Conditions to the Exchange Offer."

Offer...................................................  The Company reserves the right in its sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Notes for exchange, (ii) to terminate the
                                                          Exchange Offer if certain specified conditions have not been satisfied,
                                                          (iii) to extend the Expiration Date of the Exchange Offer and retain all
                                                          Old Notes tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Notes to withdraw their tendered Old Notes or
                                                          (iv) to waive any condition or otherwise amend the terms of the Exchange
                                                          Offer in any respect. See "The Exchange Offer -- Terms of the Exchange
                                                          Offer."

Withdrawal Rights.......................................  Tenders of Old Notes may be withdrawn at any time on or prior to the
                                                          Expiration Date by delivering a written notice of such withdrawal to the
                                                          Exchange Agent in conformity with certain procedures set forth below under
                                                          "The Exchange Offer--Withdrawal Rights."

Procedures for Tendering Old Notes......................  Tendering holders of Old Notes must complete and sign a letter of transmittal (the "Letter of Transmittal") in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange
                                                          Agent, either with the Old Notes to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Notes. Certain brokers, dealers, commercial banks, trust companies and other nominees also may effect tenders by book-entry transfer, including an Agent's
                                                          Message (as defined herein) in lieu of a Letter of Transmittal. Holders of
                                                          Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Notes pursuant to the Exchange Offer. See "The
                                                          Exchange Offer--Procedures for Tendering Old Notes." Letters of
                                                          Transmittal and certificates representing Old Notes should not be sent to the Company. Such documents should only be sent to the Exchange Agent (as defined herein). See "The Exchange Offer - Exchange Agent."


Resales of New Notes....................................  The Company is making the Exchange Offer in reliance on the position of the Staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter, and there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff of the
                                                          Commission, and subject to the two immediately following sentences, the
                                                          Company believes that New Notes issued pursuant to this Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such
                                                          New Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any

                                                          person to participate, in a distribution (within the meaning of the
                                                          Securities Act) of such New Notes. However, any holder of Old Notes who is an Affiliate of the Company or who intends to participate in the Exchange
                                                          Offer for the purpose of distributing the New Notes, or any broker-dealer who purchased the Old Notes from the Company to resell pursuant to Rule
                                                          144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Division of
                                                          Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Old Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Notes unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Old Notes for New Notes, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Notes.

                                                          Each holder of Old Notes who wishes to exchange Old Notes for New Notes in the Exchange Offer will be required to represent in the Letter of
                                                          Transmittal or by transmission of an Agent's Message that (i) it is not an
                                                          Affiliate of the Company, (ii) any New Notes to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Notes and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Notes. The Letter of Transmittal contains the foregoing representations. Each Participating Broker-Dealer that receives New Notes for its own account pursuant to the Exchange Offer will be deemed to have acknowledged by execution of the Letter of
                                                          Transmittal or delivery of an Agent's Message that it acquired the Old
                                                          Notes for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a Participating
                                                          Broker-Dealer will not be deemed to admit that it is an "underwriter"
                                                          within the meaning of the Securities Act. Based on the position taken by the Staff of the Commission in the interpretive letters referred to above, the Company believes that Participating Broker-Dealers who acquired Old
                                                          Notes for their own accounts as a result of market-

                                                          making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the New Notes received upon exchange of such Old Notes (other than Old Notes which represent an unsold allotment from the original sale of the Old Notes) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such
                                                          New Notes. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating
                                                          Broker-Dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating
                                                          Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the
                                                          Registration Rights Agreement and to the limitations described below under
                                                          "The Exchange Offer--Resales of New Notes," the Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Notes for a period ending 90 days after the Expiration Date
                                                          (subject to extension under certain limited circumstances) or, if earlier, when all such New Notes have been disposed of by such Participating
                                                          Broker-Dealer. See "Plan of Distribution." Any person, including any
                                                          Participating Broker-Dealer, who is an Affiliate of the Company may not
                                                          rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of New
                                                          Notes."

Certain Federal Income Tax
 Consequences...........................................  Based upon current provisions of the Code, applicable U.S. Treasury regulations (including proposed and temporary treasury regulations), judicial authority, and administrative rulings and practice, the exchange of an Old Note for a New Note pursuant to the Exchange Offer will not constitute a taxable event for federal income tax purposes. There can be no assurance that the Internal Revenue Service will continue to take this position, and no ruling from the Internal Revenue Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be issued that could alter or modify this result. EACH
                                                          HOLDER OF OLD NOTES SHOULD CONSULT SUCH HOLDER'S OWN TAX ADVISOR AS TO THE
                                                          PARTICULAR TAX CONSEQUENCES OF EXCHANGING SUCH HOLDER'S OLD NOTES FOR NEW
                                                          NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR
                                                          FOREIGN TAX LAWS. See "The Exchange Offer - Certain Federal Income Tax
                                                          Consequences of the Exchange."

Exchange Agent..........................................  The exchange agent with respect to the Exchange Offer is Norwest Bank
                                                          Minnesota, National Association (the "Exchange Agent"). The addresses, and telephone and facsimile numbers of the Exchange Agent are set forth in
                                                          "The Exchange Offer-Exchange Agent" and in the Letter of Transmittal.

Use of Proceeds.........................................  The Company will not receive any cash proceeds from the issuance of the
                                                          New Notes offered hereby. See "Use of Proceeds."

                                                      THE NEW NOTES

Securities Offered......................................  Up to $150 million aggregate principal amount of New Notes which have been registered under the Securities Act. The New Notes will be issued, and the
                                                          Old Notes were issued, under the Indenture. The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer under federal securities laws and (ii) the holders of New Notes will not be entitled to registration rights that holders of the Old Notes have under the Registration Rights Agreement, except under limited circumstances. See
                                                          "The Exchange Offer--Purpose and Effect of the Exchange Offer,"
                                                          "Description of New Notes" and "Description of Old Notes."

Maturity Date...........................................  July 1, 2005.

Interest Rate...........................................  The New Notes will bear interest at a rate of 11 1/2% per annum. Interest will be paid in cash. Interest will accrue from the date of issuance or from the most recent interest payment date for which interest has been paid or provided.

Interest Payment Dates..................................  Interest on the New Notes will be payable on each January 1 and July 1, commencing on January 1, 1999.

Ranking.................................................  The New Notes will rank pari passu with the Old Notes. The Notes are general unsecured obligations of the Company. Because the Company conducts all of its operations through the Operating Partnership and its qualified
                                                          REIT subsidiaries, the right of the Company (and therefore the right of the Company's creditors and shareholders) to participate in any distribution of the assets or earnings of any subsidiary is subject to the prior claims of creditors of such subsidiaries, including any claims of the Company as a creditor to the extent such claims may be recognized.

Optional Redemption.....................................  The New Notes are redeemable, at the option of the Company, in whole or in part, at any time on or after July 1, 2002, at the

                                                          redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. In addition, during the first 36 months after the
                                                          Closing Date, the Company may, on one or more occasions, use the net proceeds of one or more offerings of its Common Stock to redeem up to 25%
                                                          of the aggregate principal amount of the Notes then outstanding at a redemption price of 111.50% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption; provided, however, that after any such redemption, the aggregate principal amount of the Notes outstanding must equal at least $112.5 million and that such redemption occurs within 90 days following the closing of such offering of Common
                                                          Stock. See "Description of New Notes - Optional Redemption."

Change of Control.......................................  In the event of a Change of Control, the Company will, subject to certain conditions, be required to offer to purchase all outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. There can be no assurance that the Company will have sufficient funds to purchase all of the Notes in the event of a Change of Control or that the Company would be able to obtain financing for such purpose on favorable terms, if at all. See
                                                          "Description of New Notes -Repurchase at the Option of Holders - Change of
                                                          Control."

Certain Covenants.......................................  The Indenture pursuant to which the New Notes will be issued and the Old
                                                          Notes were issued contains certain covenants that will, among other things, and subject to certain exceptions, limit the ability of the
                                                          Company and its Restricted Subsidiaries (as defined herein) to incur additional indebtedness, pay dividends or make certain other restricted payments, enter into certain transactions with affiliates, impose restrictions on the ability of a Restricted Subsidiary to pay dividends or make certain payments to the Company, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of their assets to any other person. See
                                                          "Description of New Notes - Certain Covenants."

Risk Factors............................................  For a discussion of certain factors that should be considered in deciding whether to accept the Exchange Offer, see "Risk Factors."

                      SELECTED CONSOLIDATED FINANCIAL DATA
                  (Dollars in Thousands, Except Per Share Data)

     The following table presents selected consolidated historical financial data of the Company and its subsidiaries at the dates and for the periods indicated. The selected consolidated historical financial data at December 31, 1997 and for the period from May 14, 1997 to December 31, 1997 have been derived from the financial statements audited by PricewaterhouseCoopers LLP, independent certified public accountants. The selected consolidated historical financial data at June 30, 1998 and for the six months ended June 30, 1998 is unaudited but in the opinion of management reflects all adjustments (consisting only of normal recurring accruals) which the Company considers necessary for a fair presentation of the Company's financial data at such date and for such period. Operating results for the six months ended June 30, 1998 are not necessarily indicative of the results that may be expected for any other interim period or the entire year ending December 31, 1998. The selected consolidated historical financial data should be read in conjunction with, and is qualified in its entirety by reference to, the information in the Consolidated Financial Statements and related notes incorporated by reference herein. See "Incorporation of Certain Documents by Reference."



                                                                 JUNE 30,          DECEMBER 31,
                                                                   1998                1997
                                                                   ----                ----
BALANCE SHEET DATA:
Total assets..............................................       $822,050            $288,003
Cash and cash equivalents.................................         13,101              48,677
Securities available for sale.............................        415,933             146,027
Loan portfolio, net.......................................        183,535              15,831
Discount loans, net.......................................          8,512              26,979
Investments in real estate, net...........................        176,925              45,430
Securities sold under agreements to repurchase............        223,820                  --
Obligation outstanding under lines of credit..............        269,415                  --
Minority interest.........................................         29,886(1)            2,942
Shareholders' equity......................................        273,681(2)          271,258



                                                                        SIX MONTHS ENDED        MAY 14, 1997 TO
                                                                         JUNE 30, 1998         DECEMBER 31, 1997
                                                                         -------------         -----------------
OPERATIONS DATA:
Interest income...............................................             $  19,679(3)              $13,462
Interest expense..............................................                 6,240                      --
                                                                           ---------                 -------
Net interest income...........................................                13,439                  13,462
Provision for loan losses.....................................                   206                      --
                                                                           ---------                 -------
Net interest income after provision for loan losses...........                13,233                  13,462
Operating income:
  Real Estate investments.....................................                 6,549                   2,209
  Other operating income......................................                    27                      13
                                                                           ---------                 -------
          Total operating income..............................                 6,576                   2,222
Operating expenses............................................                 6,028                     728
Other expenses................................................                 3,360                   3,155
Loss on securities held for trading...........................               (13,958)(3)                  --
                                                                           ---------                 -------
Income (loss) before minority interest........................                (3,537)                 11,801
Minority interest in net (income) loss of operating
    partnership...............................................                  (321)                     (9)
                                                                           ---------                 -------
Net income (loss).............................................             $ ( 3,858)                $11,792
                                                                           =========                 =======
FFO(4)........................................................             $  11,162(3)              $11,971
                                                                           =========                 =======

PER SHARE DATA(5):
Net income (loss).............................................             $   (0.20)                $  0.60
FFO(5)........................................................                  0.58                    0.61
Dividends.....................................................                  0.74                    0.73
Book value....................................................                 14.43                   14.30

---------------

(1) Reflects the Operating Partnership's issuance of limited partnership units to IMIHC. Includes 1,473,733 limited partnership units in the Operating Partnership issued to IMIHC for a capital contribution of $24.5 million in May 1998.

(2) Includes an approximately $14.0 million capital contribution resulting from the Company's sale of the Company's portfolio of interest-only and inverse floating rate interest-only classes of mortgage-related securities backed by single-family residential loans (the "IO Portfolio") to William C. Erbey, Chairman and Chief Executive Officer of the Company and Ocwen Financial, and Barry N. Wish, a director of Ocwen Financial, for a cash price of $54.6 million, in May 1998.

(3) Interest income reflects a $3.1 million impairment write-down of the Company's IO Portfolio, and loss on securities held for trading reflects an unrealized mark-to-market loss of approximately $14.0 million on the Company's IO Portfolio in anticipation of its sale to related parties. Exclusive of charges related to the IO Portfolio, consisting of the $14.0 million mark-to-market loss and the $3.1 million impairment write-down, the Company would have reported $13.1 million of net income or $0.68 per diluted share during the six months ended June 30, 1998.

(4) The Company considers FFO to be an appropriate supplementary measure of the performance of a REIT because such measure does not recognize (i) depreciation and amortization of real estate assets as operating expenses, which management believes are not meaningful in evaluating income-producing real estate because such real estate historically has not depreciated, and (ii) gains/losses from debt restructuring and sales of property. In the six months ended June 30, 1998, FFO was calculated by adding back $1.1 million of real estate related depreciation and the $14.0 million loss on securities held for trading to the Company's $3.9 million net loss during the period. FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and should not be considered as an alternative to net income (loss) as an indicator of the Company's performance or to cash flow as a measure of liquidity or ability to make distributions.

(5) Based on diluted weighted average shares outstanding.

                                  RISK FACTORS

           Prospective investors should carefully review the following factors, as well as the other information contained in this Prospectus, in connection with the Exchange Offer and the New Notes offered hereby. Certain statements contained herein are not, and certain statements contained in future filings by the Company with the Commission, in the Company's press releases or in the Company's other public or shareholder communications, may not be based on historical facts and are "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements, which are based on various assumptions (some of which are beyond the Company's control), may be identified by reference to a future period(s) or by the use of forward-looking terminology such as "anticipate," "believe," "commitment," "consider," "continue," "could," "encourage," "estimate," "expect," "intend," "may," "plan," "present," "propose," "prospect," "will," future or conditional verb tenses, similar terms, variations on such terms or negatives of such terms. Although the Company believes the anticipated results or other expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that those results or expectations will be attained. Actual results could differ materially from those indicated in such statements due to risks, uncertainties and changes with respect to a variety of factors, including, but not limited to, those described below and other factors generally affecting the real estate acquisition, mortgage and leasing markets and securities markets. Some, but not all, of these risks are summarized below as well as in the Company's reports and filings with the Commission, including its periodic reports under the Exchange Act. The Company does not undertake, and specifically disclaims any obligation, to publicly release the results of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

MORTGAGE-RELATED SECURITIES RISKS

           The Company invests in subordinate and residual interests in collateralized mortgage obligations ("CMOs"), including CMOs which have qualified as Real Estate Mortgage Investment Conduits ("REMICs") under the Code, as well as other mortgage-related securities, which are subject to the risks set forth below, as well as indirectly to the risks set forth under "-- Real Estate Investment Risks" and "-- Lending Activities Risks."

           Credit and Prepayment Risks from Ownership of Subordinate Interests in Pools of Commercial Mortgage Loans and Subordinate and Residual Interests in Pools of Residential Mortgage Loans. Subordinate and residual interests in mortgage-related securities are subject to risks associated with both the credit quality of the underlying loans and prepayments of such loans. In regard to credit risks, subordinate and residual interests provide credit support to the more senior classes of the mortgage-related securities and include "first loss" unrated, credit support subordinate and residual interests. A "first loss" security is the most subordinated class of a multi-class issuance of pass-through or debt securities and is the first to bear the loss upon a default on the underlying collateral. Such classes are subject to special risks, including a substantially greater risk of loss of principal and non-payment of interest than more senior, rated classes. Although the market values of most subordinate classes (which includes "first loss" unrated interests) and residual classes tend to react less to fluctuations in interest rate levels than more senior, rated classes, the market values of subordinate and residual classes tend to be more sensitive to changes in economic conditions than more senior, rated classes. As a result of these and other factors, subordinate and residual interests generally are traded less frequently than investment-grade securities and may not provide holders thereof with liquidity of investment.


     The yield to maturity on subordinate and residual interests generally is extremely sensitive to the default and loss experience of the underlying mortgage loans and the timing of any such defaults or losses. Because subordinate and residual interests generally have no credit support, to the extent there are realized losses on the mortgage loans comprising the mortgage collateral for such securities, the Company may not recover the full amount or, indeed, any of its initial investment in such subordinate and residual interests. In this regard, the Company generally emphasizes the purchase of subordinate and residual interests in mortgage-related securities backed by commercial and multifamily real estate loans and by single-family residential loans made to borrowers who, because of prior credit problems, the absence of a credit history or other factors, are unable or unwilling to qualify as borrowers under guidelines established by the FHLMC and the Federal National Mortgage Association ("FNMA") for purchases of loans by such agencies ("subprime loans"). Such subordinate and residual interests generally involve more risk than subordinate and residual interests in mortgage-related securities backed by single-family residential loans which conform to the requirements established by FHLMC and FNMA for their purchase by such agencies ("conforming loans") or mortgage-related securities backed by such loans.

           The subordination of subordinate and residual interests to more senior classes may adversely affect the yield on the subordinate and residual interests even if realized losses are not ultimately allocated to such classes. On any payment date, interest and principal generally are paid on the more senior classes before interest and principal are paid with respect to the unrated or non-investment grade credit support classes. Typically, interest deferred on these credit support classes is payable on subsequent payment dates to the extent funds are available, but such deferral may not itself bear interest. Such deferral of interest will affect adversely the yield on the subordinate and residual interests.

           The yield on subordinate interests also will be affected by the rate and timing of payments of principal (including prepayments, repurchase, defaults and liquidations) on the mortgage loans underlying a series of mortgage-related securities. The rate of principal payments may vary significantly over time depending on a variety of factors such as the level of prevailing mortgage loan interest rates and economic, demographic, tax, legal and other factors. Prepayments on the mortgage loans underlying a series of mortgage-related securities are generally allocated to the more senior classes of mortgage-related securities until those classes are paid in full or, in the case of multifamily and commercial real estate loans, until the end of a lock-out period, which is typically five years or more. As a result, the weighted-average lives of the subordinate interests may be longer than would be the case if, for example, prepayments were allocated pro rata to all classes of mortgage-related securities. To the extent that the holder of subordinate interests is not paid compensating interest on interest shortfalls due to prepayments, liquidations or otherwise, the yield on the subordinate interests may be affected adversely.

           The yield to maturity of residuals is very sensitive not only to default losses but also to the rate and timing of prepayments on the underlying loans. Interest amounts otherwise allocable to residuals generally are used to make payments on more senior classes or to fund a reserve account for the protection of senior classes until overcollateralization or the balance in the reserve account reaches a specified level. The yield to maturity of residuals is very sensitive to changes in the weighted average life of such securities, which in turn is dictated by the rate of prepayments on the underlying mortgage loans. In periods of declining interest rates, rates of prepayments on mortgage loans generally increase, and if the rate of prepayments is faster than anticipated, then the yield on the residuals will be negatively affected.

           Interest Rate Risks and Other Risks from Ownership of IOs and
Inverse IOs. Although the Company recently sold its IO Portfolio and currently has no intention of acquiring additional IOs and Inverse IOs, it may do so in the future in appropriate circumstances. IOs are classes of mortgage-related securities that are entitled to payments of interest but no (or only nominal) payments of principal. As in the case of subordinate and residual interests, the yield to maturity of IOs is very sensitive to prepayments of the underlying mortgage loans. This is particularly the case with respect to IOs backed by single-family residential loans, which generally do not have prepayment penalties and "lock-out" provisions commonly included in multifamily and commercial real estate loans, which are intended to discourage prepayments or prohibit prepayments for specified periods. In order to hedge a portfolio of IOs, the Company may purchase Inverse IOs, which bear interest at a floating rate that varies inversely with (and often at a multiple of) changes in a specified index. The yield to maturity of an Inverse IO is extremely sensitive to inverse changes in the related index.

           Subordinate and Residual Interests May Generate Taxable Income Exceeding Cash Flow. Subordinate and residual interests, including residual interests which are designated as REMIC residual interests under the Code, receive cash flow in excess of amounts needed to make payments on other classes of the security or to fund a related reserve account. Cash flow otherwise allocable to subordinate or residual interests is used to protect senior classes of securities from credit losses on the underlying mortgage loans. Moreover, in any given year, the taxable income produced by a subordinate or residual interest may exceed its cash flow. If the Company was deemed to have a substantial amount of such "phantom income" in any particular year, the Company could be required to borrow funds or to liquidate assets in order to meet the REIT distribution requirement for such year.

REAL ESTATE INVESTMENT RISKS

           Value and Revenue of Real Estate Dependent on Conditions Beyond the Company's Control. Investment in distressed real properties is subject to varying degrees of risk which are generally incident to the ownership of real property. The underlying value of distressed real properties and the Company's income and ability to make distributions to its shareholders are dependent upon the ability of the Manager to operate the distressed real properties in a manner sufficient to maintain or increase revenues in excess of operating expenses and debt service and the ability of the lessee(s) to make rent payments. Revenues may be adversely affected by adverse changes in national or local economic conditions, competition from other properties offering the same or similar services, changes in interest rates and in the availability, cost and terms of mortgage funds, the impact of present or future environmental legislation and compliance with environmental laws, the ongoing need for capital improvements (particularly in older structures), changes in real estate tax rates and other operating expenses, adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes and other natural disasters (which may result in uninsured losses), acts of war, adverse changes in zoning laws and other factors which are beyond the control of the Company. Revenues also may be affected by problems experienced by lessees, which may weaken their financial condition and result in failure to make rental payments when due. At any time, a lessee of the Company's properties may seek the protection of bankruptcy laws, which could result in rejection and termination of the lessee's lease and thereby cause a reduction in cash flow available for distribution to the Company. As a result of the foregoing factors and other factors discussed below, no assurances can be given that the fair market value and/or revenues of the Company's investments in real estate will not decrease in the future.

           Distressed Real Properties May Have Unleased Space or Other Leasing Risks. Distressed real properties may have significant amounts of unleased space or be subject to other leasing risks, which may include the existence of restrictive or below market rents in place. The Company is subject to the risk that a property cannot be leased to the extent necessary to produce sufficient revenue both to meet operating expenses and debt service and to provide a return on the investment. In addition, the Company is and will be subject to the risks that upon expiration, leases may not be renewed, the space may not be relet or the terms of renewal or reletting (including the cost of required renovations) may be less favorable than current lease terms. If the Company is unable to promptly relet or renew leases for all or a substantial portion of this space, or if the rental rates upon such renewal or reletting are significantly lower than expected, the Company's cash flow and ability to make payments to Holders could be adversely affected.

           Impact of Competition on Occupancy Levels and Rents Charged. Numerous properties compete with the Company's properties in attracting tenants to lease space. Some of the competing properties may be newer, better located or owned by parties better capitalized than the Company. The number of competitive real estate properties in a particular area could have a material adverse effect on
(i) the ability to lease space in the Company's properties and (ii) the rents charged.

           Illiquidity of Real Estate. Real estate investments are relatively illiquid. Such illiquidity will tend to limit the ability of the Company to vary its portfolio in response to changes in economic or other conditions. In addition, the Code limits a REIT's ability to sell properties held for fewer than four years, which may affect the Company's ability to sell properties.

           The Company's Insurance Will Not Cover All Losses. The Company maintains comprehensive insurance on each of its distressed real properties, including liability and fire and extended coverage, in amounts sufficient to permit the replacement of the properties in the event of a total loss, subject to applicable deductibles, or in the case of a property acquired by foreclosure or by deed-in-lieu thereof in an amount equal to the lesser of the unpaid principal balance of the loan and actual cash value of the property, dependent upon the status of the property. There are certain types of losses, however, generally of a catastrophic nature, such as earthquakes, floods and hurricanes, that may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might make it not feasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds received by the Company might not be adequate to restore its economic position with respect to the affected distressed real property. The Company's policy is to secure earthquake insurance equal to the probable maximum loss in areas where appropriate and available. To date, the Company has purchased earthquake insurance in amounts equal to the "probable maximum loss" for all of the properties it has acquired in San Francisco, California. There can be no assurance, however, that such coverage is sufficient or that it will continue to be available upon expiration of the current terms.

           Property Taxes Decrease Returns on Real Estate. Each distressed real property is subject to real and, in some instances, personal property taxes. The real and personal property taxes on properties in which the Company invests may increase or decrease as property tax rates change and as the properties are assessed or reassessed by taxing authorities. If property taxes increase, the Company's ability to make payments to Holders could be adversely affected.

           Compliance with Americans with Disabilities Act and Other Changes in Governmental Rules and Regulations May Be Costly. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public properties are required to meet certain federal requirements related to access and use by disabled persons. Distressed real properties acquired by the Company may not be in compliance with the ADA. If a property is not, the Company will be required to make modifications to such property to bring it in compliance or face the possibility of an imposition of fines or an award of damages to private litigants. In addition, changes in governmental rules and regulations or enforcement policies affecting the use and operation of the distressed real properties, including changes to building codes and fire and life-safety codes, may occur. If the Company were required to make substantial modifications at the distressed real properties to comply with the ADA or other changes in governmental rules and regulations, the Company's ability to make payments to Holders could be adversely affected. As part of its due diligence process the Company generally engages structural engineers to evaluate ADA compliance for all property purchases and includes in its acquisition budget capital improvement estimates for such work. However, there can be no assurance that such estimates will be sufficient.

           Real Properties with Hidden Environmental Problems Will Increase Costs and May Create Liability for the Company. Operating costs and the value of distressed real property may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of future legislation. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Therefore, an environmental liability could have a material adverse effect on the underlying value of a distressed real property, the Company's income and cash available for payments to Holders.

           The Company generally obtains Phase I environmental assessments on all distressed real properties prior to their acquisition by the Company. The purpose of Phase I environmental assessments is to identify potential environmental contamination that is made apparent from historical reviews of the properties, reviews of certain public records, preliminary investigations of the sites and surrounding properties, and screening for the presence of hazardous or toxic substances and underground storage tanks. It is possible, however, that these reports will not reveal all environmental liabilities or that there are material environmental liabilities of which the Company is unaware.

           Real Properties with Known Environmental Problems May Create Liability for the Company. The Company may invest in real estate with known environmental problems that materially impair the value of the real estate, either directly or indirectly through the acquisition of mortgage loans and mortgage-related securities. If so, the Company generally intends to take certain steps to limit its liability for such environmental problems, such as creating a special purpose entity to own such real estate. Despite these steps, there are risks associated with such an investment. The


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



Company's policy is to limit its investments in environmentally distressed real property to no more than 10% of the Company's total assets.

LENDING ACTIVITIES RISKS

           Greater Risks of Loss from Multifamily, Commercial and Construction Lending Activities. The Company originates and acquires loans secured by existing commercial real estate or multifamily real estate, including loans that are subordinate to first liens on such real estate. Loans with higher loan-to-value ratios, including loans that are subordinate to first liens on real estate, are subject to greater risks of loss than lower loan-to-value ratio first lien mortgage loans. An overall decline in the real estate market could adversely affect the value of the property securing the loans such that the aggregate outstanding balance of the loan made by the Company and the balance of the more senior loan on the property exceed the value of the property. The Company may, in some cases, seek to mitigate this risk by providing a mezzanine loan to the entity that owns a property, secured by a controlling equity interest in such owner, so that, in the event of a default, the Company can take over the management of the property and seek to reduce the amount of losses. There can be no assurance, however, that the Company will be able to do so. Alternatively, the mezzanine loans could take the form of a non-voting preferred equity investment in a single purpose entity.

           The Company also originates loans for the construction or rehabilitation of commercial and multifamily real estate. Multifamily and commercial real estate lending, particularly construction and rehabilitation lending, is generally considered to involve a higher degree of risk than single-family residential lending because of a variety of factors, including generally larger loan balances, dependency on successful completion or operation of the project for repayment, difficulties in estimating construction costs and loan terms that often require little or no amortization of the loan over its term (typically five years) and, instead, provide for a balloon payment at stated maturity. Furthermore, mezzanine loans, which are subordinate to a senior loan or loans, and construction loans generally have higher loan-to-value ratios than conventional loans. Although the borrower generally will have an equity investment of 10% to 15% of total project costs, such equity may not be sufficient to protect the Company's investment in these higher-yielding loans.

           Default Risks Associated with Distressed Mortgage Loans. Nonperforming and subperforming mortgage loans may presently be in default or may have a greater than normal risk of future defaults and delinquencies, as compared to newly-originated, high-quality loans of comparable type, size and geographic concentration. Returns on an investment of this type depend on the borrower's ability to make required payments or, in the event of default, the ability of the loan's servicer to foreclose and liquidate the mortgage loan. There can be no assurance that the servicer can liquidate a defaulted mortgage loan successfully or in a timely fashion.

           Allowances for Loan Losses. At June 30, 1998, the Company had established a $206,000 allowance for loan losses on its loan portfolio and had not established such an allowance on its discount loan portfolio. Although the Company believes that these actions were adequate at such date and in accordance with generally accepted accounting principles, future additions to allowances for loan losses may be necessary due to changes in economic conditions, increases in loans and discount loans and the performance of the Company's loan and discount loan portfolios. Increases in the Company's provisions for losses on loans would adversely affect the Company's results of operations.

FINANCING RISKS

           Inability to Repay or Refinance Indebtedness at Maturity. The Company is subject to risks normally associated with debt financing, including the risk that the Company's cash flow will be insufficient to meet required payments of principal and interest, the risk that any indebtedness will not be able to be refinanced or that the terms of any such refinancing will not be as favorable as the terms of current indebtedness. If the Company's indebtedness cannot be refinanced at maturity, extended or paid with proceeds from the issuance of additional debt or equity securities on terms reasonably satisfactory to the Company, the Company's cash flow may not be sufficient in all years to pay distributions at expected levels and to repay all maturing debt. Moreover, these risks may be greater because of the Company's current and possible future reliance on shorter-term financing. Furthermore, if prevailing interest rates or other factors at the time of refinancing result in higher interest rates, the interest expense relating to such refinanced indebtedness would increase, adversely affecting the Company's cash flow and the amounts available for payments to Holders.

           Incurrence of Additional Indebtedness. The Company may incur additional indebtedness in the future, subject to certain limitations contained in the instruments governing its indebtedness and in guidelines adopted by the Board of Directors for the Company's operations, which currently provide that the ratio of the Company's overall Indebtedness to its Equity will not exceed four to one. "Indebtedness" for this purpose includes only full recourse debt of the Company and excludes any debt issued in a securitization transaction or otherwise for which recourse is limited to a fixed pool of assets; and "Equity" for this purpose excludes any assets pledged to secure limited recourse debt. The Company's ability to incur additional indebtedness depends upon, among other things, the amount of its unencumbered assets, which is linked to prevailing interest rates, and changes in the credit quality of encumbered assets underlying existing indebtedness. If the Company became more highly leveraged, its debt service could increase to a level that could adversely affect the Company's cash flow and, consequently, the amount available for payments to Holders, as well as increase the risk of default on the Company's indebtedness.

           Need for Additional Financing. The Company's ability to execute its business strategy depends to a significant degree on its ability to obtain additional indebtedness and equity capital. Factors which could affect the Company's access to the capital markets, or the costs of such capital, include changes in interest rates, general economic conditions and the perception in the capital markets of the Company's business, results of operations, leverage, financial condition and business prospects. Each of these factors is to a large extent subject to economic, financial, competitive and other factors beyond the Company's control.

POTENTIAL ADVERSE EFFECTS OF CHANGES IN INTEREST RATES AND OTHER
ECONOMIC CONDITIONS

           Potential Adverse Effects of Changes in Interest Rates. The Company's operations are significantly affected by current interest rates, which are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond the control of the Company. Changes in the general level of interest rates can affect the Company's net interest income, which is the difference between the interest income earned on interest-earning assets and the interest expense incurred in connection with its interest-bearing liabilities, by affecting the spread between the Company's interest-earning assets and interest-bearing liabilities. Changes in the level of interest rates also can affect, among other things, the ability of the Company to originate and acquire loans, the value of the Company's mortgage-related securities and other interest-earning assets and its ability to realize gains from the sale of such assets. See "-- Mortgage-Related Securities Risks."

           Potential Adverse Effects of Interest Rate Hedging Strategies. The Company may utilize a variety of financial instruments, including interest rate swaps, caps, floors and other interest rate exchange contracts, in order to limit the effects of interest rates on its operations. The use of these types of derivatives to hedge interest-earning assets and/or interest-bearing liabilities carries certain risks, including the risk that losses on a hedge position will reduce the funds available for payments to Holders and, indeed, that such losses may exceed the amount invested in such instruments. There is no perfect hedge for any asset or liability, and a hedge may not perform its intended purpose of offsetting losses or increased costs. Moreover, with respect to certain of the instruments used as hedges, the Company is exposed to the risk that the counterparties with which the Company trades may cease making markets and quoting prices in such instruments, which may render the Company unable to enter into an offsetting transaction with respect to an open position. If the Company anticipates that the income from any such hedging transaction will not be qualifying income for REIT income test purposes, the Company may conduct part or all of its hedging activities through a to-be-formed corporate subsidiary that is fully subject to federal corporate income taxation. The profitability of the Company may be adversely affected during any period as a result of changing interest rates.

           Potential Effects of Changes in Economic Conditions. The Company's success is dependent upon the general economic conditions in the geographic areas in which a substantial number of its investments are located. Adverse


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



changes in national economic conditions or in the economic conditions of the regions in which the Company conducts substantial business likely would have an adverse effect on real estate values, interest rates and, accordingly, the Company's business. Moreover, earthquakes and other natural disasters could have similar effects. See "-- Real Estate Investment Risks -- The Company's Insurance Will Not Cover All Losses." At June 30, 1998, the Company had $141.1 million of investments in real estate located in San Francisco, California, as well as an $11.6 million loan for the construction of an apartment building in San Francisco. Given this concentration of real estate investments, the Company's performance and its ability to make payments to Holders likely will be dependent to a large extent on the economic conditions in this market area.

INVESTMENTS SUBJECT TO CURRENCY CONVERSION RISKS AND UNCERTAINTY OF FOREIGN LAWS

           The Company may invest in real estate, mortgage loans secured by real estate or mortgage-related securities backed by real estate, located outside the United States. Directly or indirectly investing in real estate located in foreign countries creates risks associated with the uncertainty of foreign laws and markets. Moreover, investments in foreign assets are subject to currency conversion risks. Although Ocwen Financial has only recently commenced investing in foreign real estate and real estate-related assets, the Company believes that Ocwen Financial's experience with distressed assets will be helpful to the management of such assets. The Company's policy is to limit its investments in foreign real estate to no more than 25% of the Company's total assets.

RISKS ASSOCIATED WITH GROWTH

           The Company is currently experiencing a period of rapid growth. The integration of recent acquisitions into existing management and operating structures presents a management challenge. Although the Company believes that the Manager has sufficient management depth to lead the Company through this period of rapid growth, there can be no assurance that the Company will be able to assimilate these recent acquisitions or any further acquisitions into its portfolio without certain operating disruptions and unanticipated costs. The failure to successfully integrate acquisitions could have an adverse effect on the Company's results of operations and financial condition and its ability to make payments to Holders.

COMPETITION

           The Company engages in highly competitive businesses. The acquisition of subordinated interests, distressed real properties and nonperforming and subperforming mortgage loans often is based on competitive bidding. In addition, the Company encounters significant competition in its lending activities. Multifamily residential and commercial real estate lending is highly fragmented with certain large competitors and significant local competition. Many of the Company's competitors are significantly larger than the Company, have established operating histories and procedures, may have access to greater capital and other resources and may have other advantages over the Company in conducting certain businesses and providing certain services.

CHANGES IN POLICIES WITHOUT SHAREHOLDER APPROVAL

           The investment, financing, borrowing and distribution policies of the Company and its policies with respect to all other activities, including growth, debt, capitalization and operations, are determined by the Board of Directors. Although the Board of Directors has no present intention to do so, these policies may be amended or revised at any time and from time to time at the discretion of the Board of Directors without a vote of the shareholders of the Company. In addition, the Board of Directors may change the Company's policies with respect to conflicts of interest, provided that such changes are consistent with applicable legal requirements. A change in these policies could adversely affect the Company's financial condition, results of operations or the market price of its outstanding securities.

POTENTIAL ADVERSE TAX CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT AND OTHER TAX LIABILITIES

           Consequences of Failure to Qualify as a REIT. The Company believes that it has been organized and operated, and intends to continue to operate, so as to qualify as a REIT under the Code, commencing with its short taxable year ended December 31, 1997. There can be no assurance, however, that the Company is now or will continue to be organized and operated in a manner so as to so qualify or remain so qualified. Moreover, qualification as a REIT involves the satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations and involves the determination of various factual matters and circumstances not entirely within the Company's control. The Company's qualification and taxation as a REIT depends on the Company's ability to meet (through actual annual operating results, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code. No assurances can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. If the Company were to fail to qualify as a REIT in any taxable year, the Company would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Moreover, unless entitled to relief under certain statutory provisions, the Company also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. Because distributions to shareholders would no longer be deductible in determining taxable income, this treatment would significantly reduce the earnings of the Company available for distribution to Holders because of the additional tax liability to the Company for the years involved.


           95% Distribution Requirement and Other Tax Liabilities. The Company must distribute annually at least 95% of its net taxable income (excluding any net capital gains) to avoid corporate income taxation of the earnings that it distributes. In addition, the Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its capital gain net income for that year and
(iii) 100% of its undistributed taxable income from prior years.

           The Company intends to make distributions to its shareholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax for each of its taxable years. However, differences in timing between the recognition of taxable income and the actual receipt of cash could require the Company to borrow funds or sell assets on a short-term basis to meet the 95% distribution requirement and to avoid the nondeductible excise tax. The requirement to distribute a substantial portion of the Company's net taxable income could cause the Company (i) to sell assets in adverse market conditions,
(ii) to distribute amounts that represent a return of capital or (iii) to distribute amounts that would otherwise be spent on future acquisitions, unanticipated capital expenditures, or repayment of debt. Gain from the disposition of any asset held primarily for sale to customers in the ordinary course of business generally will be subject to a 100% tax.

           The Company acquires subordinate and residual interests and other debt obligations that are deemed to have original issue discount ("OID") for federal income tax purposes, which is generally equal to the difference between an obligation's issue price and its redemption price. The Company also acquires subordinate and residual interests and other debt obligations that are deemed to have market discount for federal income tax purposes, which generally is equal to the excess of an obligation's redemption price over the basis of the obligation at the time of purchase. The income generated by such instruments for federal income tax purposes consists of amortization of the OID, the market discount and the coupon interest associated with the instruments. The Company is required to recognize as income each year the portion of the OID and market discount that accrues during that year, which increases the REIT distribution requirement for that year, notwithstanding the fact that there may be no corresponding contemporaneous receipt of cash by the Company. REMIC residual interests also may generate taxable income in excess of cash flow or economic income in any year. In addition, certain taxable income produced by a REMIC residual interest ("Excess Inclusion") may cause some of the Company's shareholders to suffer certain adverse tax consequences. See "Federal Income Tax Considerations." Consequently, an acquisition by the Company of subordinate and residual interests, other debt obligations that are deemed to have OID or market discount or REMIC residual interests could have the effect of requiring the Company to incur borrowings or to liquidate a portion of its portfolio at rates or times that the Company regards as unfavorable to meet the REIT distribution requirement, notwithstanding that depreciation deductions associated with the Company's distressed real properties help offset the adverse tax effects of the OID and market discount generated by the Company's other holdings.

RISK OF LOSS OF INVESTMENT COMPANY ACT EXEMPTION

           The Company believes that it is not, and intends to conduct its operations so as not to become, regulated as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"). Under the Investment Company Act, a non-exempt entity that is an investment company is required to register with the Commission and is subject to extensive, restrictive and potentially adverse regulation relating to, among other things, operating methods, management, capital structure, dividends and transactions with affiliates. The Investment Company Act exempts entities that, directly or through majority-owned subsidiaries, are "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate" ("Qualifying Interests"). Under current interpretations by the staff of the Commission, in order to qualify for this exemption, the Company, among other things, must maintain at least 55% of its assets in Qualifying Interests and also may be required to maintain an additional 25% in Qualifying Interests or other real estate-related assets. The assets that the Company may acquire therefore may be limited by the provisions of the Investment Company Act. The Company's investments in real estate and mortgage loans generally constitute Qualifying Interests. In addition, the Company believes that subordinate and residual interests in mortgage-related securities constitute Qualifying Interests for purposes of the Investment Company Act when the Company has certain rights regarding foreclosure on the loans which back its interests in such securities. In this regard, the Company generally emphasizes subordinate and residual interests in mortgage-related securities in which the Company acquires the right to (i) direct the foreclosure upon any defaulted loan which backs such securities and to take all other actions that a servicer generally may take in connection with a defaulted loan and/or (ii) designate the Bank (or another party) as special servicer with respect to any defaulted mortgage loan, subject to the Company's right to exercise the rights set forth in clause (i). When such arrangements exist, the Company believes that the related subordinate and residual security constitutes a Qualifying Interest for purposes of the Investment Company Act. At June 30, 1998, the Company believes that its Qualifying Interests, including subordinate and residual interests in mortgage-related securities which the Company believes meet the criteria set forth above, comprised over 87% of the Company's total assets and that the Company's Qualifying Interests and other real-estate related assets comprised over 95% of the Company's total assets. As a result, the Company believes that it was not required to register as an investment company under the Investment Company Act. The Company does not intend, however, to seek an exemptive order, no-action letter or other form of interpretive guidance from the Commission or staff on this position. If the Commission or its staff were to take a different position with respect to whether the Company's subordinate and residual interests constitute Qualifying Interests, the Company could be required either
(a) to change the manner in which it conducts its operations to avoid being required to register as an investment company or (b) to register as an investment company, either of which could have a material adverse effect on the Company, the price of its securities and the ability to make payments to Holders. Further, if it were established that the Company were an unregistered investment company, there would be a risk that the Company would be subject to monetary penalties and injunctive relief in an action brought by the Commission, that the Company would be unable to enforce contracts with third parties and that third parties could seek to obtain recision of transactions undertaken during the period it was established that the Company was an unregistered investment company.

EXTERNAL MANAGEMENT OF THE COMPANY

           The Company is managed by the Manager, subject to the supervision of the Board of Directors of the Company. Thus, the Company is dependent on the services of the Manager and its officers and employees for the success of the Company. Moreover, the Manager's personnel are employees of the Bank, and accordingly, the Company's success depends in part on the continuing ability of Ocwen Financial to hire and retain knowledgeable personnel. This ability may be affected, in turn, by Ocwen Financial's continued financial health. Finally, the Company is subject to the risk that the Manager will terminate the Management Agreement and that no suitable replacement can be found to manage the Company.

           The Manager is a wholly-owned subsidiary of Ocwen Financial, a registered savings and loan holding company that conducts substantial operations through the Bank, a federally-chartered savings bank. Both Ocwen Financial and the Bank are subject to extensive government supervision and regulation, which is intended primarily for the protection of depositors. In addition, each of Ocwen Financial and the Bank are subject to changes in federal and state laws, including changes in tax laws that could materially affect the real estate industry, as well as changes in regulations, governmental policies and accounting principles. Such changes may increase Ocwen Financial's and the Bank's costs of doing business and assist their competitors. Any such added burdens may adversely affect the Manager's ability to carry out its management functions and/or the Bank's ability to provide mortgage loan servicing for the Company, as well as affect the ability of the Manager and its affiliates to enter into other arrangements with the Company.

POTENTIAL CONFLICTS OF INTEREST

     The Company is subject to various potential conflicts of interest arising from its relationship with the Manager and its affiliates, including the following:

         (i) Ocwen Financial beneficially owns 1,540,000 shares or 8.1% of the outstanding Common Stock, as well as options to purchase 1,912,500 shares of Common Stock. Ocwen Financial also indirectly holds an 8.7% limited partnership interest in the Operating Partnership.

         (ii) Two of the members of the Board of Directors of the Company and all of its officers are employed by the Bank and devote substantial time to the affairs of the Bank and Ocwen Financial. See "Management of the Company."

         (iii) Pursuant to the Management Agreement, the Manager renders management services to the Company for a management fee based on average invested assets, which also benefits the Manager as the asset size of the Company increases, regardless of the performance of the Company's assets. In addition, the incentive portion of the management fee, which is based on the Company's FFO, as adjusted, may create an incentive for the Manager to recommend investments that have greater income potential but are generally more speculative than if the management fee did not include a performance component.

         (iv) Although the Manager has granted to the Company the first option to acquire distressed real estate and subordinate and residual interests backed by loans which were not formerly owned by the Manager and its affiliates, as discussed below, Ocwen Financial, the Bank and other affiliates of the Manager invest in other assets that the Company invests in, including a wide variety of mortgage-related securities and single-family, multifamily and commercial real estate loans, including subperforming and nonperforming loans. The Manager and its affiliates have no obligation to make investment opportunities available to the Company, and as a result, the Company's ability to invest in certain real estate related assets may be limited to the extent that such assets are attractive to Ocwen Financial or one of its affiliates.

         (v) Because they share certain investment strategies, from time to time the Company may acquire assets from Ocwen Financial, the Bank and other affiliates of the Manager and co-participate in investment transactions with these entities.

           The Company and the Manager have taken a number of steps with a view towards protecting the Company and its shareholders from potential conflicts of interest. Significantly, the Articles of Incorporation of the Company provide that, except in the case of an unfilled vacancy, a majority of the Board of Directors must be Independent Directors. The Articles of Incorporation define "Independent Director" as a director who within the last two years has not directly or indirectly (i) owned an interest in the Manager or any of its "affiliates" (as defined in the Articles of Incorporation), (ii) been employed by the Manager or any of its "affiliates," (iii) been an officer or director of the Manager or any of its "affiliates," (iv) performed services for the Manager or (v) had any "material business or professional relationship" with the Manager or any of its "affiliates."

           The Independent Directors have established general guidelines for the Company's investments, borrowings and operations (the "Guidelines"). The Independent Directors review transactions engaged in by the Company on a quarterly basis to monitor compliance with the Guidelines and review the Company's investment policies annually. The Independent Directors rely primarily on information provided to them by the Manager in conducting these reviews and do not otherwise participate in the Company's daily operations.

           Pursuant to the Guidelines, any acquisition of assets from or any transactions with the Manager or one of its affiliates must be approved in advance by a majority of the Independent Directors. In making each decision, the Independent Directors consider information provided by the Manager and such other information as they deem appropriate to determine whether the investment is consistent with the Guidelines, whether the price is fair and whether the investment is otherwise in the best interests of the Company.

           Pursuant to the Management Agreement and the Guidelines, the Company has the first option to invest in distressed real estate and subordinate and residual interests collateralized by loans originated by third parties. Therefore, the Manager and its affiliates will not invest in any such particular asset unless a majority of the Independent Directors have decided that the Company should not invest in such particular asset. In deciding whether to invest in such an asset, the Independent Directors may consider, among other factors, whether the asset is well-suited for the Company and whether the Company is financially able to take advantage of the investment opportunity.

           The Management Agreement and the Guidelines also provide that if a large pool of mortgage loans and real estate is offered for sale by a third party pursuant to a competitive bidding process, the Manager or its affiliates may bid on such pool jointly with an unaffiliated entity, as long as the Manager or its affiliates take title only to the loans and not to the real estate. In the alternative, the Manager may, but is not required to, invite the Company to bid jointly on such a pool. If the Manager or its affiliates and the Company, on the one hand, or the Manager or its affiliates and an unaffiliated third party, on the other hand, are successful in such a bid, the Manager will take title to the loans and the Company or the unaffiliated third party, as the case may be, will take title to the real estate, unless otherwise approved by a majority of the Independent Directors.

           The Management Agreement and the Guidelines also provide that if the Company and the Manager or its affiliates co-participate in a loan, the terms of the participation would be structured so that the Bank would service the loans and retain a market servicing fee, after which the remaining proceeds from the loan would be shared pari passu in accordance with the ownership interests in the loan, unless another arrangement were approved by a majority of the Independent Directors.

           The Management Agreement and the Guidelines do not limit or restrict the right of the Manager or any of its directors, officers, employees or affiliates from engaging in any business or rendering services of any kind to any other person, including the purchase of or rendering advice to others purchasing real estate assets that meet the Company's policies and criteria.

LIMITATIONS ON ACCESS TO CASH FLOW OF SUBSIDIARIES; HOLDING COMPANY STRUCTURE

           The Company conducts its business primarily through the Operating Partnership and its qualified REIT subsidiaries and its ability to make payments to Holders is dependent upon the receipt of dividends from its direct and indirect subsidiaries. All of the assets of the Company are held by subsidiaries and all of the Company's operating revenues are derived from operations of such subsidiaries. Therefore, the Company's ability to pay interest on, principal of and redemption payments when due on the Notes is dependent upon the earnings of its subsidiaries and the distribution of sufficient funds from its direct and indirect subsidiaries to the Company. The Company's subsidiaries will have no obligation, contingent or otherwise, to make any funds available to the Company for payments on the Notes and will not be guarantors of the Notes. Moreover, to the extent that assets of the Company held through subsidiaries of the Company secure borrowings incurred by such subsidiaries, the ability of such subsidiaries to declare dividends or make distributions to the Company will be limited. See "Description of Certain Indebtedness."

     Because the Company conducts all of its operations through the Operating Partnership and its qualified REIT subsidiaries, the right of the Company (and therefore the right of the Company's creditors and shareholders) to participate in any distribution of the assets or earnings of its subsidiaries is subject to the prior claims of creditors of such subsidiaries, including any claims of the Company as a creditor (including pursuant to the Operating Partnership Note) to the extent such claims may be recognized.

CHANGE IN CONTROL

           Upon a Change of Control, the Company will be required to offer to purchase all of the Notes then outstanding at 101% of their aggregate principal amount, plus accrued and unpaid interest, if any. The repurchase price is payable in cash. There can be no assurance that, were a Change of Control to occur, the Company would have sufficient funds to pay the purchase price for all Notes which the Company might be required to purchase.

           In the event the Company does not have sufficient funds to pay the purchase price of the Notes upon a Change of Control, the Company may be required to seek third party financing to the extent it did not have sufficient funds available to meet its purchase obligations, and there can be no assurance that the Company would be able to obtain such financing on favorable terms, if at all.

ABSENCE OF A MARKET FOR THE NOTES

           The New Notes will not be listed on any national securities exchange or approved for quotation on a national inter-dealer quotation system. There can be no assurance as to the liquidity of any markets that may develop for the New Notes or the Old Notes, or at what price holders of the New Notes or the Old Notes will be able to sell their New Notes or their Old Notes, as the case may be. Future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. In connection with the offering of the Old Notes, each Initial Purchaser informed the Company that it intends to make a market in the New Notes and the Old Notes. However, the Initial Purchasers are not obligated to do so and any such market making activity may be terminated at any time without notice to the holders of the New Notes or the Old Notes, as applicable. In addition, such market making activity will be subject to the limits of the Exchange Act and the regulations thereunder and may be limited during the pendency of the Exchange Offer and during the period a shelf registration statement required to be filed pursuant to the Registration Rights Agreement is required to remain effective. See "Description of Old Notes" and "Registration Rights Agreement."

YEAR 2000 RISK

           The Company believes that the systems of the Manager are capable of functioning from and after the year 2000 without any material additional costs. The ability of third parties with whom the Manager transacts business on behalf of the Company to adequately address their year 2000 issues is outside of the Company's control. There can be no assurance that the failure of the Manager, the Company or such third parties to adequately address their respective year 2000 issues will not have a material adverse effect on the Company.

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD NOTES

           The Old Notes have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Notes which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Notes which remain outstanding will not be entitled to any rights to have such Old Notes registered under the Securities Act pursuant to the Registration Rights Agreement, except under limited circumstances.

           To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Notes could be adversely affected. In addition, although the Old Notes have been designated for trading by QIBs as defined in Rule 144A, in the Private Offerings, Resale and Trading through Automated Linkages Market ("PORTAL") of the National Association of Securities Dealers, Inc., to the extent that Old Notes are tendered and accepted in connection with the Exchange Offer, any trading market for Old Notes which remain outstanding after the Exchange Offer could be adversely affected.

           The Old Notes provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by October 12, 1998, declared effective by January 10, 1999, or the New Notes are not issued on or prior to 30 business days after the registration statement is declared effective, the interest rate borne by the Old Notes upon the date of such default will increase by specified amounts until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Notes will not be entitled to any prospective increase in the interest rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. The New Notes will not be entitled to any such prospective increase in the interest rate thereon. See "Description of New Notes" and "Description of Old Notes."

EXCHANGE OFFER PROCEDURES

           Issuance of the New Notes in exchange for Old Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal or Agent's Message in lieu thereof and all other required documents. Therefore, holders of the Old Notes desiring to tender such Old Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. The Company is not under any duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange.

                                 USE OF PROCEEDS

           The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. Old Notes surrendered in exchange for New Notes will be retired and cancelled.

           The net proceeds to the Company from the sale of the Old Notes amounted to approximately $144.4 million. The Company contributed the net proceeds from the offering of the Old Notes to the Operating Partnership (through the purchase of an unsecured, unsubordinated note), which will use such proceeds for general corporate purposes, including the acquisition of subordinate and residual interests, underperforming and otherwise distressed multifamily and commercial real estate and other assets in accordance with the Company's strategic objectives. Pending such applications, net proceeds from the Offering may be invested in short-term, interest-bearing securities.

                       RATIOS OF EARNINGS TO FIXED CHARGES

           The Company's ratio of earnings to fixed charges for the period from May 14, 1997 to December 31, 1997 was not meaningful and for the six months ended June 30, 1998 earnings were insufficient to cover fixed charges of $7.9 million by $3.9 million. Excluding a non-recurring item, consisting of the $14.0 million mark-to-market loss on the IO Portfolio, the Company's ratio of earnings to fixed charges for the six months ended June 30, 1998 would have been 2.27. For purposes of computing this information, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income
(loss)
before taxes. Fixed charges consist of interest costs, whether expensed or capitalized, and amortization relating to any indebtedness, whether expensed or capitalized.

                                 CAPITALIZATION

           The following table sets forth the capitalization of the Company at June 30, 1998 and as adjusted to reflect the issuance of the Old Notes.


                                                                                               June 30, 1998
                                                                              ----------------------------------------------
                                                                                     Actual               As Adjusted
                                                                               --------------------      ------------------
                                                                                        (Dollars in Thousands, Except
                                                                                                 Share Data)
Liabilities:
    11 1/2% Senior Notes due 2005(1) ...................................          $        --                $    150,000
    Securities sold under agreements to repurchase .....................              223,820                     223,820
    Obligation outstanding under lines of credit........................              269,415                     269,415
    Dividends and distributions payable ................................               10,179                      10,179
    Accrued expenses, payables and other liabilities....................               15,069                      15,069
                                                                                 ------------                ------------
       Total liabilities................................................              518,483                     668,483
                                                                                 ------------                ------------


Minority interest(2) ...................................................               29,886                      29,886

Shareholders' Equity:
  Preferred stock, $.01 par value; 25,000,000 shares
    authorized; no shares issued and outstanding .......................                   --                          --
  Common Stock, $.01 par value; 200,000,000 shares
    authorized; 19,125,000 shares issued (18,965,000
    shares outstanding)(3) .............................................                  190                         190
  Additional paid-in capital(4) ........................................              294,461                     294,461
  Distributions in excess of earnings ..................................              (19,999)                    (19,999)
  Unrealized gain on securities available for sale......................                   81                          81
  Cumulative translation adjustments ...................................               (1,052)                     (1,052)
                                                                                 ------------                ------------
    Total shareholders' equity .........................................              273,681                     273,681
                                                                                 ------------                ------------
      Total capitalization..............................................         $    822,050                $    972,050
                                                                                 ============                ============




(1) For a description of the Notes, see "Description of Notes" and "Description of Old Notes."

(2) Reflects the Operating Partnership's issuance of limited partnership units to IMIHC. Includes the Operating Partnership's issuance of 1,473,733 limited partnership units to IMIHC in exchange for a capital contribution of $24.5 million in May 1998.

(3) Does not reflect shares issuable upon exercise of options to purchase 1,912,500 shares of Common Stock which have been granted by the Company to the Manager pursuant to the Option Plan.

(4) Includes an approximately $14.0 million capital contribution resulting from the Company's sale of the IO Portfolio in May 1998.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

           In connection with the sale of the Old Notes, the Company entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which the Company agreed to file and to use its best efforts to cause to be declared effective by the Commission a registration statement with respect to the exchange of the Old Notes for New Notes with terms identical in all material respects to the terms of the Old Notes. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

           The Exchange Offer is being made to satisfy the contractual obligations of the Company under the Registration Rights Agreement. The form and terms of the New Notes are the same as the form and terms of the Old Notes, except that the New Notes (i) have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer under the Securities Act and (ii) holders of New Notes will not be entitled to registration rights that holders of the Old Notes have under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Notes" and "Description of Old Notes."

           The Exchange Offer is not being made to, nor will the Company accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

           Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder, or any participant in the DTC system whose name appears on a security position listing as the holder of such Old Notes and who desires to deliver such Old Notes by book-entry transfer at DTC.

TERMS OF THE EXCHANGE OFFER

           The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $150 million aggregate principal amount of New Notes for a like aggregate principal amount of Old Notes properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Company will issue, promptly after the Expiration Date, $150 million aggregate principal amount of New Notes in exchange for a like aggregate principal amount of Old Notes tendered and accepted in connection with the Exchange Offer. Holders of Old Notes may tender their Old Notes in whole or in part.

           The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered. As of the date of this Prospectus, $150 million aggregate principal amount of Old Notes are outstanding.

           Holders of Old Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Notes which are not tendered, or are tendered but not accepted, in connection with the Exchange Offer will remain outstanding, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Notes" and "Description of Old Notes."

           If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, unaccepted Old Notes will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

           Holders of Old Notes who tender Old Notes in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

           THE COMPANY DOES NOT MAKE ANY RECOMMENDATION TO HOLDERS OF OLD NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE NUMBER OF OLD NOTES TO TENDER BASED ON SUCH HOLDER'S OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

           The term "Expiration Date" means 5:00 p.m., New York City time, on ___________ __, 1998 unless the Exchange Offer is extended by the Company (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

           The Company expressly reserves the right in its sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of Old Notes for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Notes have theretofore been accepted for exchange) if the Company determines, in its sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain Old Notes tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Notes to withdraw their tendered Old Notes as described under "--Withdrawal Rights," and
(iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, or if the Company waives a material condition of the Exchange Offer, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes, and the Company will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

           Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company may choose to make any public announcement and subject to applicable law, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF NEW NOTES

           Upon the terms and subject to the conditions of the Exchange Offer, the Company will exchange, and will issue to the Exchange Agent, New Notes for Old Notes validly tendered and not withdrawn promptly after the Expiration Date.

           In all cases, delivery of New Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Notes or a book-entry confirmation of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal.

           The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC. The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Company may enforce such Letter of Transmittal against such participant.

           Subject to the terms and conditions of the Exchange Offer, the Company will be deemed to have accepted for exchange, and thereby exchanged, Old Notes validly tendered and not withdrawn as, if and when the Company gives oral or written notice to the Exchange Agent of the Company's acceptance of such Old Notes for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Company for the purpose of receiving tenders of Old Notes, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Notes, Letters of Transmittal and related documents and transmitting New Notes to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If, for any reason whatsoever, acceptance for exchange or the exchange of any Old Notes tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's acceptance for exchange of Old Notes) or the Company extends the Exchange Offer or is unable to accept for exchange or exchange Old Notes tendered pursuant to the Exchange Offer, then, without prejudice to the Company's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Notes, and such Old Notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

           Pursuant to the Letter of Transmittal, or Agent's Message in lieu thereof, a holder of Old Notes will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Notes, that the Company will acquire good, marketable and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances, and the Old Notes tendered for exchange are not subject to any adverse claims. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Old Notes tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD NOTES

           Valid Tender. Except as set forth below, in order for Old Notes to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of a book-entry transfer) an Agent's Message in lieu of a Letter of Transmittal, and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent," and (i) tendered Old Notes must be received by the Exchange Agent, (ii) such Old Notes must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

           If less than all of a tendering holder's Old Notes are tendered, the holder should fill in the aggregate principal amount of Old Notes being tendered in the appropriate box on the Letter of Transmittal or so indicate in an Agent's Message in lieu of the Letter of Transmittal. All Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

           THE METHOD OF DELIVERY OF OLD NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER,

AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN-RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

           Book-Entry Transfer. The Exchange Agent will establish an account with respect to the Old Notes at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

           DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

           Signature Guarantees. Old Notes need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (i) the Old Notes are registered in a name other than that of the person surrendering the Old Notes or (ii) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (i) or (ii) above, such Old Notes must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

           Guaranteed Delivery. If a holder desires to tender Old Notes pursuant to the Exchange Offer and the Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Old Notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

           (i) such tenders are made by or through an Eligible Institution;

           (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

           (iii) all tendered Old Notes (or a book-entry confirmation), in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), or Agent's Message in lieu thereof, with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three NYSE trading days after the date of execution of such Notice of Guaranteed Delivery.

           The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail, to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

           Notwithstanding any other provision hereof, the delivery of New Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Notes, or of a book-entry confirmation with respect to such Old Notes, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), or Agent's Message in lieu thereof, together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Notes might not be made to all tendering holders at the same time and will depend upon when Old Notes, book-entry confirmations with respect to Old Notes and other required documents are received by the Exchange Agent.

           The Company's acceptance for exchange of Old Notes tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions of the Exchange Offer.

           Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Notes will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. The Company reserves the absolute right, in its sole and absolute discretion, to reject any and all tenders determined by it not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Company, be unlawful. The Company also reserves the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Notes of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

           The interpretation by the Company of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Notes will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. None of the Company, any affiliates or assigns of the Company, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

           If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company, proper evidence satisfactory to the Company, in its sole discretion, of such person's authority to so act must be submitted.

           A beneficial owner of Old Notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF NEW NOTES

           The Company is making the Exchange Offer for the New Notes in reliance on the position of the Staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff of the Commission, and subject to the two immediately following sentences, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Notes. However, any holder of Old Notes who is an Affiliate of the Company or who intends to participate in the Exchange Offer for the purpose of distributing New Notes, or any broker-dealer who purchased Old Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the Staff of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Old Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Notes, unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, Participating Broker-Dealers must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of New Notes.

           Each holder of Old Notes who wishes to exchange Old Notes for New Notes in the Exchange Offer will be required to represent that (i) it is not an Affiliate of the Company, (ii) any New Notes to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Notes and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Notes. The Letter of Transmittal contains the foregoing representations. In addition, the Company may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Old Notes to be exchanged in the Exchange Offer. Each Participating Broker-Dealer that receives New Notes for its own account pursuant to the Exchange Offer will be deemed to have acknowledged by execution of the Letter of Transmittal or delivery of an Agent's Message that it acquired the Old Notes exchanged therefor for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff of the Commission in the interpretive letters referred to above, the Company believes that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Notes received upon exchange of such Old Notes (other than Old Notes which represent an unsold allotment from the original sale of the Old Notes) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Notes. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Notes for a period ending 180-days after the Expiration Date (subject to extension under certain limited circumstances described below) or, if earlier, when all such New Notes have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Notes received in exchange for Old Notes pursuant to the Exchange Offer must notify the Company, or cause the Company to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "--Exchange Agent." Any person, including any Participating Broker-Dealer, who is an Affiliate of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

           Each Participating Broker-Dealer who surrenders Old Notes pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message in lieu thereof, that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading, such Participating Broker-

Dealer will suspend the sale of New Notes pursuant to this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company has given notice that the sale of New Notes may be resumed, as the case may be. If the Company gives such notice to suspend the sale of New Notes, it shall extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Notes by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of New Notes or to and including the date on which the Company has given notice that the sale of New Notes may be resumed, as the case may be.

WITHDRAWAL RIGHTS

           Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time on or prior to the Expiration Date.

           In order for a withdrawal to be effective a written or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Notes to be withdrawn, the aggregate principal amount of Old Notes to be withdrawn, and (if certificates for such Old Notes have been tendered) the name of the registered holder of the Old Notes as set forth on the certificate evidencing such Old Notes, if different from that of the person who tendered such Old Notes. If Old Notes have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Notes, the tendering holder must submit the certificate numbers shown on the particular Old Notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Notes tendered for the account of an Eligible Institution. If Old Notes have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Old Notes," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Notes, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written or facsimile transmission. Withdrawals of tenders of Old Notes may not be rescinded. Old Notes properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Old Notes."

           All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. None of the Company, any affiliates or assigns of the Company, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Notes which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

INTEREST ON NEW NOTES

           Holders of Old Notes whose Old Notes are accepted for exchange will not receive interest on such Old Notes and will be deemed to have waived the right to receive any interest on such Old Notes accumulated from and after July 14, 1998. Accordingly, holders of New Notes as of the record date for the payment of interest on January 1, 1999 will be entitled to receive interest accumulated from and after July 14, 1998. Consequently, holders of Old Notes who exchange their Old Notes for New Notes will receive the same interest payment on January 1, 1999 that they would have received had they not accepted the Exchange Offer.

CONDITIONS TO THE EXCHANGE OFFER

           Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company will not be required to accept for exchange, or to exchange, any Old Notes for any New Notes, and, as described below, may terminate the Exchange Offer (whether or not any Old Notes have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

(a) there shall occur a change in the current interpretation by the Staff of the Commission which permits the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an Affiliate of the Company) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Notes;

           (b) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of the Company, would reasonably be expected to impair its ability to proceed with the Exchange Offer;

           (c) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer;

           (d) a banking moratorium shall have been declared by United States, Florida or New York state authorities which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer;

           (e) trading on the NYSE or generally in the United States over-the-counter market shall have been suspended by order of the Commission or any other governmental authority which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer; or

           (f) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Company, threatened for that purpose, or any governmental approval which the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby has not been obtained.

           If the Company determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, the Company may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Notes have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE

           Based upon current provisions of the Code, applicable U.S. Treasury regulations (including proposed and temporary treasury regulations), judicial authority and administrative rulings and practice, the exchange of Old Notes for New Notes pursuant to the Exchange Offer will not constitute a taxable event for federal income tax purposes. There can be no assurance that the Internal Revenue Service will continue to take this position, and no ruling from the Internal Revenue Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be issued that could alter or modify this result. EACH HOLDER OF OLD NOTES SHOULD CONSULT SUCH HOLDER'S OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF EXCHANGING SUCH HOLDER'S OLD NOTES FOR NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

EXCHANGE AGENT

           Norwest Bank Minnesota, National Association has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

             By Registered or Certified Mail:                        In Person:

                 Norwest Bank Minnesota,                        Northstar East Bldg.
                   National Association                           608 2nd Ave. S.
                Corporate Trust Operations                           12th Floor
                      P.O. Box 1517                           Corporate Trust Services
                Minneapolis, MN 55480-1517                   Minneapolis, MN 55479-0113


              By Hand or Overnight Courier:          By Facsimile (for Eligible Institutions only):

                 Norwest Bank Minnesota,                           (612) 667-4927
                   National Association
                Corporate Trust Operations                  Confirm Receipt of Notice of
                      Norwest Center                     Guaranteed Delivery by Telephone:
                   Sixth and Marquette
                Minneapolis, MN 55479-0113                         (612) 667-9764


Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

           The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company also will pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Notes, and in handling or tendering for their customers.

           Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Notes in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

           The Company will not make any payment to brokers, dealers or other nominees soliciting acceptances of the Exchange Offer.

                            DESCRIPTION OF NEW NOTES

GENERAL

           Pursuant to the terms of the indenture (the "Indenture") between the Company and Norwest Bank Minnesota, National Association (the "Trustee"), the Company has issued the Old Notes and will issue the New Notes. The Indenture has been qualified under the Trust Indenture Act and the terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the Indenture are available as set forth below under the caption
"-- Additional Information." The definitions of certain terms used in the Indenture and in the following summary are set forth below under "-- Certain Definitions."

           The Notes are limited in aggregate original principal amount to $150 million, including the Old Notes and the New Notes. Upon any exchange of Old Notes for New Notes pursuant to the Exchange Offer, the Old Notes so exchanged shall be cancelled and shall no longer be deemed outstanding for any purpose. The New Notes will rank pari passu with the Old Notes. The Old Notes and the New Notes constitute one class for all purposes under the Indenture, including without limitation amendments, waivers, redemptions and Offers to Purchase, and for purposes of this description of the Notes all references herein to "Notes" shall be deemed to refer collectively to Old Notes and New Notes, unless the context otherwise requires.

           The Notes rank pari passu in right of payment with all existing and future unsecured and unsubordinated indebtedness of the Company and senior in right of payment to all existing and future subordinated indebtedness of the Company. The Notes are effectively subordinated to the claims of any secured lender to the extent of the value of the collateral securing such indebtedness. Because the Company conducts all of its operations through the Operating Partnership and its qualified REIT subsidiaries, the right of the Company (and therefore the right of the Company's creditors and shareholders) to participate in any distribution of the assets or earnings of its subsidiaries is subject to the prior claims of creditors of such subsidiaries, including any claims of the Company as a creditor (including pursuant to the Operating Partnership Note) to the extent such claims may be recognized. As of June 30, 1998, the aggregate amount of Debt and other obligations of the Company's Subsidiaries that would effectively rank senior in right of payment to the obligations of the Company under the Notes was approximately $518.4 million.

PRINCIPAL, MATURITY AND INTEREST

           The Notes are limited in aggregate principal amount to $150 million and will mature on July 1, 2005. Interest on the Notes accrues at the rate of 11 1/2% per annum and will be payable semi-annually in arrears on each January 1 and July 1 (each, an "Interest Payment Date") to Holders of record on the immediately preceding December 15 and June 15, respectively (each a "Record Date"). Interest is payable in cash. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months. The Notes are issuable in principal amounts of $1,000 and integral multiples thereof.

OPTIONAL REDEMPTION

           The Notes are not redeemable at the Company's option prior to July 1, 2002. The Notes may be redeemed in whole or in part at the option of the Company on or after July 1, 2002, at the redemption prices specified below (expressed as percentages of the principal amount thereof), in each case, together with accrued and unpaid interest, if any, thereon to the date of redemption, upon not less than 30 nor more than 60 days' notice, if redeemed during the twelve-month period beginning on July 1 of the years indicated below:

                                         REDEMPTION
YEAR                                        RATE
----                                        ----
2002.............................          105.750%
2003.............................          102.875
2004 and thereafter                        100.000

Notwithstanding the foregoing, during the first 36 months after the Closing Date, the Company may, on any one or more occasions, use the net proceeds of one or more offerings of its Common Stock to redeem up to 25% of the aggregate principal amount of the Notes at the redemption price of 111.50% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption; provided that, after any such redemption, the aggregate principal amount of the Notes outstanding must equal at least $112.5 million; and provided further, that any such redemption shall occur within 90 days of the date of closing of such offering of Common Stock of the Company.

SELECTION AND NOTICE

           If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption generally will be made by the Trustee on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions of them called for redemption.

REPURCHASE AT THE OPTION OF HOLDERS

           Change of Control. Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 10 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the foregoing provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Indenture by virtue thereof.

           On the date on which such Change of Control Payment Date is required to be made, the Company will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the paying agent designated by the Company (the "Paying Agent") an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes or portions thereof being repurchased by the Company. The Paying Agent will promptly mail to each holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date on which such Change of Control occurs.

           The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

           The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Restricted Subsidiaries. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

           Any future credit agreements or other agreements relating to Debt to which the Company becomes a party may prohibit the Company from purchasing any Note prior to its maturity, and may also provide that certain change of control events with respect to the Company would constitute a default thereunder. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company would seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture.

           The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

CERTAIN COVENANTS

           Limitation on Restricted Payments. (a) The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, take any of the following actions:

         (i) declare or pay any dividend or make any payment or distribution on account of the Company's Capital Stock or the Capital Stock of Restricted Subsidiaries (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or make any payment or distribution to or for the benefit of the direct or indirect holders of the Company's Capital Stock or the Capital Stock of Restricted Subsidiaries (other than (A) dividends or distributions payable in its Capital Stock (other than Disqualified Stock) and (B) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of Capital Stock on a pro rata basis);

         (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or the Capital Stock of Restricted Subsidiaries (other than any such Capital Stock owned by the Company or any of its Restricted Subsidiaries and other than the acquisition of Capital Stock in Restricted Subsidiaries of the Company solely in exchange for Capital Stock (other than Disqualified Stock) of the Company);

         (iii) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Debt; or

         (iv) make any Investment in any Person other than a Permitted
     Investment;

(each of the foregoing actions described in clauses (i) through (iii) above, other than any such action that is a Permitted Payment (as defined below), is referred to herein as a "Restricted Payment"), unless immediately after giving effect to the proposed Restricted Payment (in the event such Restricted Payment is made in other than cash, the amount of such

Restricted Payment shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution), (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, (2) the Company could, at the time of such Restricted Payment and after giving pro forma effect thereto, incur at least $1.00 of additional Debt (other than Permitted Indebtedness) pursuant to the "Limitation on Incurrence of Debt" covenant, and
(3) the aggregate amount of all such Restricted Payments by the Company and its Restricted Subsidiaries declared or made after the Closing Date does not exceed the sum of:

         (A) (i) so long as the Company maintains its status as a REIT under the Code, 100% of the "real estate investment trust taxable income" of the Company as determined under Section 857(b)(2) of the Code or any successor provision computed prior to taking into account any deductions or exclusions allowed pursuant to Section 857(b)(2) of the Code and computed after giving effect to any net deficit in "real estate investment trust taxable income" for prior years, to the extent such deficit is deductible as a net operating loss carryforward for the year of determination, accrued on a cumulative basis during the period commencing on July 1, 1998 and ending on the last day of the Company's most recent fiscal quarter ending prior to the date of such Restricted Payment or (ii) in the event the Company no longer qualifies as a REIT under the Code, the sum of (a) 50% of the aggregate cumulative Adjusted Consolidated FFO (or if such aggregate cumulative Adjusted Consolidated FFO shall be a loss, minus 100% of such loss) accrued on a cumulative basis during the period commencing on the first day of the fiscal quarter following the failure of the Company to qualify as a REIT under the Code and ending on the last day of the Company's most recent fiscal quarter ending prior to the date of such Restricted Payment and (b) 100% of any cumulative amount available under clause (i) above for the period commencing on July 1, 1998 and ending on the last day of the Company's most recent fiscal quarter ending prior to the failure of the Company to qualify as a REIT under the Code (or minus 100% of any such amount if a deficit); plus

         (B) the aggregate of the Net Cash Proceeds and the Fair Market Value of property not constituting Net Cash Proceeds received by the Company or the Operating Partnership after the Closing Date from the issuance or sale (other than to the Company or any of its Restricted Subsidiaries) of Capital Stock (other than Disqualified Stock) of the Company or the Operating Partnership or other capital contributions subsequent to the Closing Date (other than the Net Cash Proceeds received from an issuance or sale of such Capital Stock to an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to date of determination); plus

         (C) the aggregate of the Net Cash Proceeds and the Fair Market Value of property not constituting Net Cash Proceeds received by the Company or the Operating Partnership after the Closing Date from the issuance or sale (other than to the Company or any of its Restricted Subsidiaries) of Disqualified Stock or debt securities of the Company or the Operating Partnership that have been converted into Capital Stock (other than Disqualified Stock) of the Company or the Operating Partnership, plus or minus, as applicable, the amount of any cash, or other property (other than Capital Stock) received or distributed, as applicable, upon such conversion or exchange; plus

         (D) 100% of the net reduction in Restricted Investments, subsequent to the Closing Date, in any Person, resulting from payments of interest on Debt, dividends, repayments of loans or advances, or other transfers of property (but only to the extent such interest, dividends, repayments or other transfers of property are not included in the calculation of "real estate investment trust taxable income" or Adjusted Consolidated FFO, as the case may be), in each case to the Company or any Restricted Subsidiary from any Person or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed in the case of any Person the amount of Restricted Investments in such Person which were made subsequent to the Closing Date by the Company or any Restricted Subsidiary and which were treated as a Restricted Payment; plus

         (E) $10.0 million.

     (b) Notwithstanding paragraph (a) above, the Company and any Restricted Subsidiary may take the following actions (each being referred to as a "Permitted Payment"):

         (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date such declaration complied with the provisions of paragraph (a) above and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by the foregoing paragraph (a);

         (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issuance and sale of other Capital Stock of the Company (other than any Disqualified Stock);

         (iii) any distribution which is necessary to maintain the Company's status as a REIT under the Code;

         (iv) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Debt in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of shares of Capital Stock of the Company (other than Disqualified Stock); and

         (v) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Debt (referred to herein as the "Subordinated Debt being refinanced") in exchange for, or out of the Net Cash Proceeds of a substantially concurrent incurrence (other than to a Restricted Subsidiary) of, Subordinated Debt of the Company so long as (A) the principal amount of such new Subordinated Debt does not exceed the principal amount (or, if such Subordinated Debt being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Subordinated Debt being refinanced, plus the amount of any stated premium required to be paid in connection with such refinancing pursuant to the terms of the Subordinated Debt being refinanced or the amount of any premium actually paid at such time to refinance the Subordinated Debt as determined in good faith as being necessary by the Company, or less the amount of any discount from the principal amount of such Subordinated Notes expected to be deducted from the amount payable to the holders of such Subordinated Debt in connection with such refinancing, plus, in either case, the amount of reasonable legal, accounting, printing and other similar expenses of the Company incurred in connection with such refinancing, (B) such new Subordinated Debt is subordinated to the Notes to the same extent as such Subordinated Debt being refinanced and (C) (1) if the Subordinated Debt being refinanced has an Average Life shorter than that of the Notes or a final maturity date earlier than the final maturity date of the Notes, such new Subordinated Debt shall have an Average Life no shorter than the Average Life of such refinanced Subordinated Debt and a final maturity date no earlier than the final maturity date of such refinanced Subordinated Debt or (2) in all other cases, each maturity of principal (or any required repurchase, redemption or sinking fund payments) of such new Subordinated Debt shall be on or after the final maturity date of principal of the Notes.

The actions described in clauses (i) and (iii) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under paragraph (a), and the actions described in clauses
(ii), (iv) and (v) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph and shall not reduce the amount that would otherwise be available for Restricted Payments under paragraph (a).

     Limitation on Incurrence of Debt. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, incur or issue any Debt (including Acquired Debt) other than Permitted Indebtedness, provided, however, that the Company and Restricted Subsidiaries may incur or issue Debt if at the time of such incurrence or issuance each of the following is satisfied:

         (a) the ratio of Adjusted FFO Available for Fixed Charges to Adjusted Fixed Charges for the period consisting of the four full consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred or issued (after giving pro forma effect to (i) the incurrence or issuance of such Debt and (if applicable) the application of the net proceeds therefrom, including to refinance other Debt, as if such Debt was incurred or issued, and the application of such proceeds occurred, on the first day of such four-quarter period, (ii) the incurrence, issuance, repayment or retirement of any other Debt by the Company and its Restricted Subsidiaries since the first day of such four-quarter period as if such Debt was incurred, issued, repaid or retired on the first day of such four-quarter period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average balance of such Debt during such four-quarter period), and
     (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or its Restricted Subsidiaries (including the operations thereof), as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred on the first day of such four-quarter period) shall be greater than 1.25 to 1;

         (b) the Company's Adjusted Total Debt to Capital Ratio as of the end of the quarter most recently ended prior to the date of such incurrence or issuance is less than 4.0 to 1 (after giving pro forma effect to the incurrence or issuance of such Debt and (if applicable) the application of the net proceeds therefrom, including to refinance other Debt, as if such Debt was incurred or issued, and the application of such proceeds occurred, on the last day of such quarter); and

         (c) the Company's Adjusted Senior Debt to Capital Ratio as of the end of the quarter most recently ended prior to the date of such incurrence or issuance is less than 3.5 to 1 (after giving pro forma effect to the incurrence or issuance of such Debt and (if applicable) the application of the net proceeds therefrom, including to refinance other Debt, as if such Debt was incurred or issued, and the application of such proceeds occurred, on the last day of such quarter).

           Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, create, assume or otherwise cause or suffer to exist or to become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to

         (a) pay any dividends or make any other distribution on its Capital Stock to the Company or any of its Restricted Subsidiaries;

         (b) make payments in respect of any Debt owed to the Company or any other Restricted Subsidiary; or

         (c) make loans or advances to the Company or any Restricted Subsidiary or to guarantee Debt of the Company or any other Restricted Subsidiary;

     other than, in the case of (a), (b) and (c),

         (1) restrictions existing under agreements in effect on the date of the Indenture;

         (2) consensual encumbrances or restrictions binding upon any Person at the time such Person becomes a Restricted Subsidiary of the Company so long as such encumbrances or restrictions (i) are not created, incurred or assumed in contemplation of such Person becoming a Restricted Subsidiary and (ii) do not encumber or restrict the Company or any other Restricted Subsidiary of the Company;

         (3) restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all the assets (which term may include the Capital Stock) of such Restricted Subsidiary;

         (4) restrictions on the transfer of assets which are subject to Liens; and

         (5) restrictions existing under any agreement which refinances or replaces any of the agreements containing the restrictions in clauses (1) and (2); provided that the terms and conditions of any such restrictions are not materially less favorable to the Holders than those under the agreement evidencing or relating to the Debt or Disqualified Stock refinanced.

           Limitation on Transactions with Affiliates. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (except that the Company and any of its Restricted Subsidiaries may enter into any transaction or series of related transactions with any Restricted Subsidiary of the Company without limitation under this covenant) unless: (i) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in an arm's length dealing with a Person that is not such an Affiliate or, in the absence of such a comparable transaction, on terms that the Disinterested Directors determine in good faith (whose determination shall be conclusive) would be offered to a Person that is not an Affiliate; (ii) with respect to any transaction or series of related transactions involving aggregate payments in excess of $3.0 million, such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Board of Directors of the Company; and (iii) with respect to any transaction or series of related transactions involving aggregate payments in excess of $10.0 million, (x) in the case of a transaction involving real property, the aggregate rental or sale price of such real property shall be the fair market value of such real property as determined in a written opinion by an independent, nationally recognized expert with experience in appraising the terms and conditions of the type of transaction or series of related transactions for which approval is required and (y) in all other cases, the Company shall have received a written opinion of an independent, nationally-recognized expert with experience in appraising the terms and conditions of the type of transaction or series of related transactions for which approval is required to the effect that the transaction or series of related transactions are fair to the Company or such Restricted Subsidiary from a financial point of view. The limitations set forth in this paragraph will not apply to (i) transactions entered into pursuant to any agreement already in effect on the date of the Indenture and any renewals or extensions thereof not involving modifications materially adverse to the Company or any Restricted Subsidiary, (ii) normal banking relationships with an Affiliate on an arms' length basis, (iii) any employment agreement, stock option, employee benefit, indemnification, compensation, business expense reimbursement or other employment-related agreement, arrangement or plan entered into by the Company or any of its Restricted Subsidiaries either (a) in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary or (b) which agreement, arrangement or plan was adopted by the Board of Directors of the Company or such Restricted Subsidiary (including a majority of the Disinterested Directors), as the case may be, (iv) any payment made in accordance with the covenant entitled "-- Limitation on Restricted Payments,"
(v) transactions pursuant to the Management Agreement which are in compliance with the terms of the Management Agreement and the Guidelines as in effect on the Closing Date and (vi) any transaction or series of related transactions in which the total amount involved does not exceed $250,000.

           Merger, Consolidation or Sale of All or Substantially All Assets. The Indenture provides that the Company may not, directly or indirectly, consolidate or merge with or into (whether or not the Company is the surviving corporation), or assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another corporation, person or entity unless (i) the Company is the surviving corporation or the entity or the Persons formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other deposition shall have been made (the "Surviving Entity") is a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;
(ii) if the Company is not the Surviving Entity, the Surviving Entity expressly and unconditionally assumes by supplemental indenture, executed and delivered to the Trustee in form reasonably satisfactory to the Trustee, all obligations of the Company on the Notes; (iii) immediately after such transaction no

Default or Event of Default exists; (iv) except in the case of a merger of a Wholly-Owned Subsidiary of the Company with or into the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have a Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, immediately after such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred as of the end of the applicable quarter, be permitted to incur at least $1.00 of additional Debt pursuant to the covenant described above under the caption "-- Limitation on Incurrence of Debt;" and (v) the Company or the Surviving Entity, as applicable, shall have delivered or caused to be delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition complies with the Indenture and all conditions precedent provided in clauses (i) through (v) above have been complied with.

           Maintenance of General Partner Interest. The Indenture provides that the Company will at all times own, directly or indirectly through one or more Wholly-Owned Subsidiaries which are Restricted Subsidiaries, all of the outstanding general partnership interests in the Operating Partnership (and any successor thereto).

           Business Activities. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, engage in any businesses other than Permitted Businesses, except to the extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

           Reports. The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

EVENTS OF DEFAULT AND REMEDIES

           The Indenture provides that each of the following constitutes an Event of Default: (1) default by the Company in the payment of interest on the Notes when the same becomes due and payable and the default continues for a period of 30 days; (2) default by the Company in the payment of the principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption or otherwise; (3) failure by the Company to comply with the provisions described under the caption "-- Change of Control;" (4) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Debt or guarantee now exists, or shall be created hereafter, which default is caused by a failure to pay principal of or premium, if any, or interest on such Debt prior to the expiration of the grace period provided in such Debt on the date of such default (a "Payment Default") and the principal amount of such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default, aggregates $10.0 million or more; (6) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary and such judgment or judgments remain unpaid, undischarged or unstayed for a period of 60 days, provided that the aggregate of all such undischarged judgments exceeds $10.0 million; and (7) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary.

           If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

           The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Notes.

           The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS

           No director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

           The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and to hold money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith, and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "-- Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

           In order to exercise either Legal Defeasance or Covenant Defeasance,
(i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, any interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the IRS a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;
(v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that, as of the date of such opinion, (A) the trust funds will not be subject to rights of holders of Debt other than the Notes and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming no Holder of Notes is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effects of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable United States or state law; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for in the Indenture relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

           A Holder may transfer or exchange Notes in accordance with the Indenture. The Trustee may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

AMENDMENT, SUPPLEMENT AND WAIVER

           Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

           Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "-- Change of Control"), (iii) reduce the rate or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a recision of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Note, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes,
(vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "-- Change of Control") or (viii) make any change in the foregoing amendment and waiver provisions.

           Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

           The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

CERTAIN DEFINITIONS

           "Acquired Debt" means with respect to any specified Person, (i) Debt of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Debt incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Debt secured by a Lien encumbering any asset acquired by such specified Person.

           "Adjusted Consolidated FFO" means Consolidated FFO, plus or minus (as the case may be) (i) gains (losses) from sales of property in the ordinary course of business, and (ii) minority interests in net income (loss) of the Operating Partnership, adjusted by excluding, without duplication, (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) the cumulative effect of a change in accounting principles during such period, (c) the portion of FFO of any Person (other than the Company or a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash dividends or distributions during such period, (d) the FFO of any Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination and
(e) the FFO of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its shareholders. In the case of any calculation of "Adjusted Consolidated FFO" which includes the first quarter of 1998, Adjusted Consolidated FFO shall be increased by, without duplication, $16.9 million, representing the aggregate costs related to the Company's IO Portfolio during such quarter.

           "Adjusted Senior Debt to Capital Ratio" means the ratio of total Debt (other than Match Funded Debt and Subordinated Debt) of the Company and its Restricted Subsidiaries on a consolidated basis to the sum of (i) Consolidated Net Worth and (ii) Subordinated Debt of the Company and its Restricted Subsidiaries. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Debt or issues or redeems any Capital Stock subsequent to the end of the quarter for which the Adjusted Senior Debt to Capital Ratio is being calculated but prior to the event for which the calculation of Adjusted Senior Debt to Capital Ratio is made, then the Adjusted Senior Debt to Capital Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Debt or such issuance or redemption of Capital Stock, and the application of the net proceeds therefrom, as if the same had occurred at the end of the applicable quarter (except that, in making such computation, the amount of Debt incurred or redeemed under any revolving credit facility shall be deemed to be the difference between (i) the average balance of such Debt during the period commencing on the last day of such applicable quarter and ending on the date of such computation, and (ii) the outstanding balance of such Debt on the last day of such applicable quarter).

           "Adjusted Total Debt to Capital Ratio" means the ratio of total Debt (other than Match Funded Debt) of the Company and its Restricted Subsidiaries on a consolidated basis to Consolidated Net Worth. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Debt or issues or redeems any Capital Stock subsequent to the end of the quarter for which the Adjusted Total Debt to Capital Ratio is being calculated but prior to the event for which the calculation of Adjusted Total Debt to Capital Ratio is made, then the Adjusted Total Debt to Capital Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Debt or such issuance or redemption of Capital Stock, and the application of the net proceeds therefrom, as if the same had occurred at the end of the applicable quarter (except that, in making such computation, the amount of Debt incurred or redeemed under any revolving credit facility shall be deemed to be the difference between (i) the average balance of such Debt during the period commencing on the last day of such applicable quarter and ending on the date of such computation, and (ii) the outstanding balance of such Debt on the last day of such applicable quarter).

           "Adjusted FFO Available for Fixed Charges" is defined as the sum of, without duplication, (1) Adjusted Consolidated FFO, plus (2) Consolidated Interest Expense, plus (3) Consolidated Income Tax Expense.

           "Adjusted Fixed Charges" means the amount which is expensed in any period for Consolidated Interest Expense of the Company and its Restricted Subsidiaries, dividends of the Company (other than dividends paid in shares of Capital Stock (other than Disqualified Stock)) declared and paid or payable during such period on Disqualified Stock and dividends declared and paid or payable during such period on Preferred Stock of the Company's Restricted Subsidiaries (other than Preferred Stock held by the Company or another Restricted Subsidiary).

           "Affiliate" means, with respect to any specified Person(s) (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other Person that owns, directly or indirectly, 10% or more of such specified Person's Capital Stock or any executive officer or director of any such specified Person or other Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, no Securitization Entity shall be deemed to be an Affiliate of any Person.

           "Average Life" means, as of the date of determination with respect to any Debt, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Debt multiplied by (ii) the amount of each such principal payment, by (b) the sum of all principal payments.

           "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

           "Capital Stock" means, with respect to any Person, any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such Person's equity, including any preferred stock, and any rights (other than debt securities convertible into or exchangeable or exercisable for such equity), warrants or options exchangeable or exercisable for or convertible into such equity, whether now outstanding or issued after the Closing Date.

           "Cash Equivalents" means (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof; (b) certificates of deposit, bankers acceptances and Eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000; (c) commercial paper of a domestic issuer rated at least A-1 by S&P or P-1 by Moody's; (d) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivisions or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A2 by Moody's; or
(e) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (d) of this definition.

           "Change of Control" means an event or series of events by which

           (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is or becomes after the Closing Date the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), of more than 40% of the total voting power of all Voting Stock of the Company then outstanding;

           (b) (1) another corporation merges into the Company or the Company consolidates with or merges into any other corporation, or

           (2) the Company and its Restricted Subsidiaries taken as a whole, convey, transfer or lease all or substantially all of their assets to any person or group, in one transaction or a series of transactions, other than any conveyance, transfer or lease between the Company and a Wholly-Owned Subsidiary of the Company,

           in the case of each of clauses (1) and (2) with the effect that a person or group, other than the Permitted Holders, is or becomes the beneficial owner of more than 40% of the total voting power of all Voting Stock of the surviving or transferee corporation of such transaction or series of transactions;

           (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors, or whose nomination for election by the Company's shareholders was approved by a vote of a majority of the Directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Directors then in office;

           (d) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company; or

           (e) the Management Agreement is terminated and is not replaced by a similar agreement between the Company and the Manager or another Subsidiary of Ocwen Financial.

           "Code" means the Internal Revenue Code of 1986, as amended.

           "Consolidated FFO" for any period means the amount of FFO of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis.

           "Consolidated Income Tax Expense" for any period means the provisions for federal, state, local and foreign income taxes of the Company and all Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

           "Consolidated Interest Expense" means, for any period, and without duplication, all interest (including the interest component of rental expenses reflected in accordance with GAAP as capitalized leases on the consolidated balance sheet of the Company and its Restricted Subsidiaries, letter of credit fees, Interest Rate Agreement fees, commitment fees and other like financial charges) and all amortization of debt discount on all Debt (including, without limitation, payment in kind, zero coupon and other securities) of the Company and its Restricted Subsidiaries, determined in accordance with GAAP, less interest expense attributable to Match Funded Debt, provided that (x) the Consolidated Interest Expense attributable to interest on any Debt computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying at the option of the Company, either the fixed or floating rate, and (y) in making such computation, the Consolidated Interest Expense attributable to interest on any Debt under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Debt during the applicable period.

           "Consolidated Net Worth" means, at any date of determination, the sum of (i) the consolidated shareholders' equity of the Company and any Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP (excluding for this purpose any Disqualified Stock), and, without duplication,
(ii) any limited partnership interests in the Operating Partnership owned by Persons other than the Company and its Restricted Subsidiaries which are shown as minority interests in consolidated subsidiary on a consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with GAAP (and having for this purpose the value as set forth on such consolidated balance sheet).

           "Currency Agreement" means any foreign exchange contract, currency swap or cap agreement or other similar agreement designed to protect against or manage exposure to fluctuations in currency exchange rates relating to any asset of the Company or its Restricted Subsidiaries which is denominated in, or purchased with, a currency other than U.S. dollars.

           "Debt" of any Person means, without duplication, any indebtedness of such Person, whether or not contingent, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by such Person, (iii) reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued, bankers acceptances or other similar instruments, or amounts representing the balance deferred and unpaid of the purchase price of any property or services except any such balance that constitutes an accrued expense or trade payable, (iv) net obligations under or in respect of Interest Rate Agreements and Currency Agreements, if and to the extent such obligations would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP, (v) all Debt referred to in the preceding clauses, of other persons and all dividends of other Persons, the payment of which is secured by (or for which the holders of such Debt have an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt (the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset (as determined in good faith by the Person's Board of Directors whose determination shall be conclusive) or the amount of the obligation so secured), (vi) any lease of property by such Person as lessee which is reflected in such Person's consolidated balance sheet as a capitalized lease in accordance with GAAP, (vii) all Disqualified Stock of the Company and Preferred Stock of any Restricted Subsidiary (other than Preferred Stock of a Restricted Subsidiary held by the Company or another Restricted Subsidiary) valued at the greater of its voluntary or involuntary maximum fixed redemption, repayment or repurchase price plus accrued and unpaid dividends (for purposes hereof, the "maximum fixed redemption, repayment or repurchase price" of any Disqualified Stock or Preferred Stock which does not have a fixed redemption, repayment or repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were redeemed, repaid or repurchased on any date on which Debt shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Disqualified Stock, whose determination shall be conclusive), (viii) all guarantees by such Person of Debt referred to in this definition of any other Person or (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any Debt of the types referred to in clauses (i) through (viii) above; Debt of a Restricted Subsidiary of the Person existing prior to the time it became a Restricted Subsidiary of the Person shall be deemed to be incurred upon such Restricted Subsidiary's becoming a Restricted Subsidiary of the Person; and Debt of a person existing prior to a merger or consolidation of such person with the Person or any Restricted Subsidiary of the Person in which such person is the successor to the Person or such Restricted Subsidiary shall be deemed to be incurred upon the consummation of such merger or consolidation; provided, however that the term Debt shall not include any such indebtedness that has been the subject of an "in substance" defeasance in accordance with GAAP. The amount of Debt of any Person at any date will be the outstanding balance as of such date of all unconditional obligations, as described above and the maximum liability upon the occurrence of the contingency giving rise to the obligation, of any contingent obligation at such date.

           In addition, "Debt" of any Person shall include Debt described in the foregoing paragraph that would not appear as a liability on the balance sheet of such Person if (1) such Debt is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "Joint Venture"), (2) such Person or a Restricted Subsidiary is a general partner of the Joint Venture (a "General Partner") and (3) there is recourse, by contract or operation of law, with respect to the payment of such Debt to property or assets of such Person or a Restricted Subsidiary of such Person; and such Debt shall be included in an amount not to exceed (x) the greater of (A) the net assets of the General Partner and (B) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person (other than the General Partner) or (y) if less than the amount determined pursuant to clause (x) immediately above, the actual amount of such Debt that is recourse to such Person, if the Debt is evidenced by a writing and is for a determinable amount.

           "Disinterested Director" of any Person means, with respect to any transaction or series of related transactions, a member of the board of directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

           "Disqualified Stock" means any Capital Stock of any Person that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require such Person to repurchase such Capital Stock upon the occurrence of a Change of Control shall not constitute Disqualified Stock if the terms of such Capital Stock provide that such Person may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described under "-- Limitations on Restricted Payments."

           "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under compulsion to complete the transaction as determined by the Board of Directors of the Company, acting in good faith, and shall be evidenced by a resolution of such Board of Directors delivered to the Trustee (which determination by the Board of Directors shall be conclusive and binding).

           "FFO" of any Person means funds from operations of such Person (as such term is defined in the guidelines issued by the National Association of Real Estate Investment Trusts as in effect on the Closing Date).

           "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

           "Guidelines" means the general guidelines for the Company's investments, borrowings and operations established by the Company's Board of Directors, including a majority of the Independent Directors.

           "Independent Director" means a director of the Company who within the last two years has not, directly or indirectly, (i) owned an interest in the Manager or any of its affiliates, (ii) been employed by the Manager or any of its affiliates, (iii) been an officer or director of the Manager or any of its affiliates, (iv) performed services for the Manager or (v) held any material business or professional relationship with the Manager or any of its affiliates; provided that if the definition of "Independent Director" set forth in the Company's Articles of Incorporation shall be changed or amended after the Closing Date in accordance with Virginia law and such Articles, the definition of "Independent Director" as used herein shall be deemed to be correspondingly changed or amended.

           "Interest Rate Agreements" means interest rate protection agreements in the form of a swap, cap, collar, floor, rate lock or similar agreement designed to protect against or manage exposure to fluctuations in interest rates for the purpose of risk management and not for speculation.

           "Investment" means, with respect to any Person, any direct or indirect advance, loan or other extension of credit or capital contribution to (by means of a transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Debt issued or owned by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. For purposes of the "Limitation on Restricted Payments" covenant described above, any property transferred to or from any Person shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors of the Company in good faith, whose determination shall be conclusive.

           "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance (whether or not filed, recorded or otherwise perfected under applicable law) upon or with respect to any property owned on the Closing Date or thereafter acquired.

           "Management Agreement" means the management agreement between the Manager and the Company.

           "Manager" means Ocwen Capital Corporation.

           "Match Funded Debt" means Debt of a special purpose, bankruptcy remote Subsidiary as to which no recourse exists either to the Company or any other Restricted Subsidiary, on which (i) the aggregate principal amortization and maturity of such Debt are based upon the principal amortization and maturity of a like or greater amount of the funded assets, and (ii) the interest rate of such Debt is at a fixed rate; provided however, that the interest rate of such Debt may be at a floating rate if (x) the funded assets include adjustable rate assets or (y) the funded assets have been effectively swapped under an Interest Rate Agreement.

           "Mortgage" means a mortgage or deed of trust on real property which has been improved by a completed single or multifamily dwelling unit or commercial real estate property.

           "Mortgage Warehouse Debt" means Debt of any Person under any warehouse line of credit, mortgage loan repurchase agreement or similar facility or under any commercial paper program (a) that is incurred for the purpose of funding the origination or purchase of mortgage loans or mortgage notes that are intended to be sold to investors, (b) that in the case of any warehouse line of credit or similar facility is, or, in the case of any commercial paper program, the letters of credit or revolving credit facility providing credit enhancement or liquidity backup for such commercial paper program are, secured by mortgage loans, mortgage notes, residential or commercial mortgage-backed securities or any combination thereof owned by such Person, (c) the outstanding amount of which shall not exceed 100% of the principal amount of the mortgage notes securing such Debt and (d) the underlying mortgage loans, mortgage notes and residential or commercial mortgage-backed securities are subject to binding take-out commitments by investors or are being accumulated by the Company with the intention of securitizing and disposing thereof within a reasonable period of time.

           "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock or debt securities, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents, net of attorney's fees, accountant's fees and brokerage, consulting, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

           "Permitted Business" means acquiring, developing, selling, owning, managing, operating and leasing real estate; acquiring, originating, owning, servicing and collecting real estate mortgages and related loans; investing in real estate and mortgage related securities and securities of companies engaged primarily in real estate related activities; and other activities related to or arising out of any of those activities.

           "Permitted Holders" means Ocwen Financial and its Affiliates.

           "Permitted Indebtedness" means:

           (a) Debt of the Company or any Restricted Subsidiary outstanding on the Closing Date;

           (b) Debt of a Restricted Subsidiary owing to the Company or to another Restricted Subsidiary of the Company; provided that any such Debt is made pursuant to an unsubordinated intercompany obligation; provided, further, that (i) any disposition, pledge or transfer of any such Debt to a Person (other than a disposition, pledge or transfer to the Company or another Restricted Subsidiary) shall be deemed to be an incurrence of such Debt by such Restricted Subsidiary not permitted by this clause (b) and (ii) any transaction pursuant to which any Restricted Subsidiary, which is owed Debt by any other Restricted Subsidiary, ceases to be a Restricted Subsidiary shall be deemed to be an incurrence of such Debt not permitted by this clause
           (b);

           (c) the endorsement of negotiable instruments by the Company or any Restricted Subsidiary for deposit or collection or similar transactions in the ordinary course of business;

           (d) Debt under Interest Rate Agreements or Currency Agreements incurred in the ordinary course of business for the purpose of risk management and not for the purpose of speculation;

           (e) Match Funded Debt;

           (f) the incurrence by the Company or any of its Restricted Subsidiaries of Debt represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

           (g) Mortgage Warehouse Debt not to exceed $150.0 million at any time outstanding;

           (h) additional Debt not to exceed $50.0 million at any time outstanding;

           (i) the Notes and Debt issued in exchange for or the Net Cash Proceeds from the issuance of which are used to fund the substantially concurrent redemption or repayment of Notes; and

           (j) any renewals, extensions, substitutions, refinancings or replacements (each, for purpose of this clause, a "refinancing") of any Debt described in clause (a) of this definition, including any successive refinancings, so long as (i) any such new Debt shall be in a principal amount that does not exceed the principal amount (or, if such Debt being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt refinanced or the amount of any premium actually paid at such time to refinance the Debt as determined by the Company in good faith (whose determination shall be conclusive), plus, in either case, the amount of reasonable expenses incurred in connection with such refinancing, (ii) such new Debt has a final maturity date which is the same or later than the final maturity date of, and has an Average Life equal to or greater than the Average Life of, the Debt being extended, refinanced, renewed, replaced, defeased or refunded and (iii) such new Debt is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Debt being extended, refinanced, renewed, replaced, defeased or refunded.

           "Permitted Investment" means any of the following:

           (a) Investments in Cash Equivalents;

           (b) Investments by the Company in real estate or real estate related assets or in any Restricted Subsidiary engaged in Permitted Businesses;

           (c) intercompany Debt to the extent permitted under clause (b) of the definition of Permitted Indebtedness;

           (d) negotiable instruments held for deposit or collection in the ordinary course of business, except to the extent that they would constitute Investments in Affiliates;

           (e) Investments in stock, obligations or securities received in settlement of debts owing to the Company or a Restricted Subsidiary as a result of foreclosure, perfection or enforcement of any Lien, in each case in the ordinary course of business;

           (f) travel, moving and other advances made to officers, employees and consultants in the ordinary course of business;

           (g) Investments by the Company or any Restricted Subsidiary in another Person, if as a result of such Investment (i) such other Person becomes a Restricted Subsidiary or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary;

           (h) Investments in any Person other than a Subsidiary (i) which was formed for the purpose of engaging in a Permitted Business, and (ii) the assets of which are managed by the Company (or by the Manager on behalf of the Company) under a management agreement that gives the Company or the Manager (as the case may be) control over the use, condition, operation, improvement and disposition of all real properties and other real-estate related assets acquired or to be acquired by such Person, provided that, in the event the Company or the Manager no longer has control over such assets, any Investment in such Person shall no longer be a Permitted Investment and shall be deemed to have been a Restricted Payment solely for purposes of determining the amount of Restricted Payments that the Company may thereafter make pursuant to the covenant described under "-- Limitations on Restricted Payments."

           (i) Investments in any one or more interests in real property or mortgages on real property (including obligations secured by or representing pass-through interests in real property or mortgages on real property), or such other assets or instruments (other than Capital Stock) in which the Company may at such time invest without impairing its qualification as a REIT under the Code, in each case made in the ordinary course of business; and

           (j) Investments, when taken together with all other Investments made pursuant to this clause (j), in an amount not to exceed 2.0% of Total Assets in any Person engaged in real estate related activities.

           "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

           "Preferred Stock" means Capital Stock of any class or classes (however designated) that has a preference or priority as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of the issuer of such Capital Stock, over shares of Capital Stock of any other class or classes of such corporation.

           "REIT" means a real estate investment trust qualified as such under Sections 856 through 860 of the Code (or any successor provisions).

           "Restricted Investment" shall mean any Investment other than a Permitted Investment.

           "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

           "Securitization Entity" means any pooling arrangement or entity formed or originated for the purpose of holding, and/or issuing securities representing interests in, one or more pools of mortgages, leases, credit card receivables, home equity loan receivables, automobile loans, leases or installment sales contracts, other consumer receivables or other financial assets of the Company or any Subsidiary, and shall include, without limitation, any partnership, limited liability company, liquidating trust, grantor trust, owner trust or real estate mortgage investment conduit.

           "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

            "Subordinated Debt" means Debt of the Company that is expressly subordinated by its terms in right of payment to the Notes.

           "Subsidiary" means, with respect to any Person, (i) any corporation, association, or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (y) such Person or any Wholly Owned Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

           "Total Assets" means the total assets of the Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recently available consolidated balance sheet of the Company and its Restricted Subsidiaries.

           "Unrestricted Subsidiary" means (i) any Subsidiary (other than the Operating Partnership or any successor thereto) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Debt other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any obligation (x) to subscribe for additional Capital Stock or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise provided credit support for any Debt of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Debt of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Debt is not permitted to be incurred as of such date under the covenant described under the caption "-- Certain Covenants -- Limitation on Incurrence of Debt," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Debt by a Restricted Subsidiary of the Company of any outstanding Debt of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Debt is permitted under the covenant described under the caption "-- Certain Covenants -- Limitation on Incurrence of Debt," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period or end of the relevant quarter, as the case may be, and (ii) no Default or Event of Default would be in existence following such designation.

           "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, trustees or other voting members of the governing body of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

           "Wholly-Owned Subsidiary" means a Subsidiary all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

BOOK-ENTRY, DELIVERY AND FORM

           The Old Notes were offered and sold to QIBs in reliance on Rule 144A ("Rule 144A Securities") and in offshore transactions in reliance on Regulation S ("Regulation S Securities").

           Rule 144A Securities initially were represented by one Note in registered, global form (the "Old Restricted Global Securities") and the Regulation S Securities initially were represented by one Note in registered, global form (the "Old Regulation S Global Securities" and, together with the Old Restricted Global Securities, the "Old Global Securities"). The Old Global Securities were deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

           The Old Global Securities, to the extent directed by holders thereof in their Letters of Transmittal, will be exchanged through book-entry electronic transfer for one or more certificates in registered, global form representing the New Notes (collectively, the "New Global Securities," and together with the Old Global Securities, the "Global

Securities"). Except as set forth below, the Global Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Securities may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "-- Exchange of Book-Entry Securities for Certificated Securities."

DEPOSITARY PROCEDURES

           DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

           DTC has also advised the Company that, pursuant to procedures established by it, DTC will credit the accounts of Participants with portions of the principal amount of the Global Securities and ownership of such interests in the Global Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Securities).

           The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in Global Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of physical certificate evidencing such interests. For certain other restrictions on the transferability of the Notes, see "-- Exchange of Book-Entry Securities for Certificated Securities."

           Except as described below, owners of interests in the Global Securities will not have Notes registered in their name, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or holders thereof for any purpose.

           Payments in respect of the Global Security registered in the name of DTC or its nominee will be payable by the Trustee to DTC in its capacity as the registered holder. The Trustee will treat the persons in whose names the Notes, including the Global Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of Notes and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

           Interests in the Global Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

           DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account with DTC interests in the Global Securities are credited. However, if there is an Event of Default with respect to the Notes, DTC reserves the right to exchange the Global Securities for legended Notes in certificated form and to distribute such Notes to its Participants.

           The information in this section concerning DTC and its book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

           Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Securities among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY SECURITIES FOR CERTIFICATED SECURITIES

           A Global Security is exchangeable for securities in registered certificated form if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Security and the Company thereupon fails to appoint a successor Depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in certificate form, or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. In all cases, certificated securities delivered in exchange for any Global Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).

                            DESCRIPTION OF OLD NOTES

           The terms of the Old Notes are identical in all materials respects to the terms of the New Notes, except that (i) the Old Notes have not been registered under the Securities Act or applicable state securities laws and therefore are subject to restrictions on transfer under federal and state securities laws and (ii) the holders of Old Notes are entitled to certain rights under the Registration Rights Agreement, which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances, as discussed under "Registration Rights Agreement." The Old Notes provide that, in the event that a registration statement relating to the Exchange Offer has not been filed by October 12, 1998 and declared effective by January 10, 1999 or the New Notes are not issued on or prior to 30 business days after the Registration Statement is declared effective, or, in certain circumstances, in the event a shelf registration statement with respect to the resale of the Old Notes is not filed within 90 days after such filing obligation arises and the shelf registration statement is not declared effective by the Commission on or prior to 180 days after such obligation arises, then interest will accrue (in addition to the stated interest rate on the Old Notes) with respect to the first 90-day period immediately following the occurrence of the first registration default in an amount equal to $.05 per week per $1,000 principal amount of Old Notes held by such Holder. The amount of the additional interest will increase by an additional $.05 per week per $1,000 principal amount of Old Notes with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of Liquidated Damages for all registration defaults of $.50 per week per $1,000 principal amount of Old Notes. The New Notes are not entitled to any such prospective additional interest. Accordingly, holders of Old Notes should review the information set forth under "Risk Factors -- Consequences of a Failure to Exchange Old Notes" and "Description of New Notes."

                          REGISTRATION RIGHTS AGREEMENT

           Pursuant to the Registration Rights Agreement, the Company agreed to file the Exchange Offer Registration Statement and conduct the Exchange Offer within specified periods.

           Pursuant to the Registration Rights Agreement, the Company will offer to the Holders of Transfer Restricted Securities (as defined below) pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for New Notes. If (i) the Company is not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer, (B) that it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resale or (C) that it is a broker-dealer and owns Notes acquired directly from the Company or an affiliate of the Company, the Company will be required to file with the Commission a shelf registration statement to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its reasonable best efforts to cause the shelf registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means all Old Notes until (i) the date on which any such security has been exchanged by a person other than a broker-dealer for New Notes in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of Old Notes for New Notes, the date on which such new security is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Registration Statement, (iii) the date on which such Old Notes have been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement or (iv) the date on which such Old Notes are distributed to the public pursuant to Rule 144 under the Securities Act or may be sold to the public without compliance with the requirements of such rule.

           Pursuant to the Registration Rights Agreement, (i) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will use its reasonable best efforts to issue on or prior to 30 business days after the date on which the Registration Statement was declared effective by the Commission the New Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer and (ii) if obligated to file the shelf registration statement, the Company will use its reasonable best efforts to file the shelf registration statement with the Commission on or prior to 90 days after such filing obligation arises and to cause the shelf registration to be declared effective by the Commission on or prior to 180 days after such obligation arises. If (a) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) the Company fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Registration Statement or (d) the shelf registration statement or the Registration Statement is declared effective but thereafter ceases to be so effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company will pay Liquidated Damages to each Holder of Old Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Old Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Old Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.50 per week per $1,000 principal amount of Old Notes. All accrued Liquidated Damages will be paid by the Company to the holders of Global

Securities in the manner set forth under "Description of Notes -- Depositary Procedures." Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.


                              PLAN OF DISTRIBUTION

           Each broker-dealer that receives New Notes for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Notes received in exchange for Old Notes if such Old Notes were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Notes for a period ending 180 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such New Notes have been disposed of by such Participating Broker-Dealer. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Notes received in exchange for Old Notes pursuant to the Exchange Offer must notify the Company, or cause the Company to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer--Exchange Agent." See "The Exchange Offer--Resales of New Notes."

           The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. New Notes received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes.

           Any broker-dealer that resells New Notes that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                              VALIDITY OF NEW NOTES

           The validity of the New Notes will be passed upon for the Company by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C.

                                     EXPERTS

           The financial statements of the Company as of December 31, 1997 and for the period from May 14, 1997 to December 31, 1997, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997, the Statement of Revenue and Certain Expenses for the 225 Bush Street Property for the year ended December 31, 1997, incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K/A, filed on June 12, 1998, and the Statements of Revenue and Certain Expenses for:
(i) the 841 Prudential Drive Property for the year ended December 31, 1997; (ii) the 450 Sansome Street Property for the year ended December 31, 1996; (iii) the Cortez Plaza Property for the year ended December 31, 1996; and (iv) the Bayers Road Shopping Centre Property for the year ended December 31, 1997, incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K/A, filed on September 15, 1998, have been audited by PricewaterhouseCoopers LLP, independent certified public accountants, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           The Restated and Amended Articles of Incorporation of the Registrant contain a provision which, subject to certain exceptions described below, eliminates the liability of a Director or officer to the Registrant or its shareholders for monetary damages for any breach of duty as a Director or officer. This provision does not eliminate such liability to the extent that it is proved that the Director or officer engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law.

           The Registrant's Restated and Amended Articles of Incorporation also require the Registrant to indemnify any Director or officer who is or was a party to a proceeding, including a proceeding by or in the right of the Registrant, by reason of the fact that he or she is or was a Director or officer or is or was serving at the request of the Registrant as a Director, officer, employee or agent of another entity provided that the Board of Directors determines that the conduct in question was in the best interest of the Registrant and such person was acting on behalf of the Registrant. A Director or officer of the Registrant is entitled to be indemnified against all liabilities and expenses incurred by the Director or officer in the proceeding, except such liabilities and expenses as are incurred (i) if such person is an Independent Director or officer, because of his or her gross negligence, willful misconduct or knowing violation of the criminal law or (ii) in the case of the Director other than the Independent Directors, because of his or her negligence or misconduct. Unless a determination has been made that indemnification is not permissible, a Director or officer also is entitled to have the Registrant make advances and reimbursement for expenses prior to final disposition of the proceeding upon receipt of a written undertaking from the Director or officer to repay the amounts advanced or reimbursed if it is ultimately determined that he or she is not entitled to indemnification. Such advance shall be permissible when the proceeding has been initiated by a shareholder of the Registrant only if such advance is approved by the court of competent jurisdiction. The Board of Directors of the Registrant also has the authority to extend to any person who is an employee or agent of the Registrant, or who is or was serving at the request of the Registrant as a Director, officer, employee or agent of another entity, the same indemnification rights held by Directors and officers, subject to all of the accompanying conditions and obligations.

           The Virginia Stock Corporation Act (the "Virginia Act") permits indemnification of the Registrant's Directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended. Under Section 13.1-697 of the Virginia Act, a Virginia corporation generally may indemnify its officers and Directors in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Virginia Act also permits a corporation to require indemnification of officers and Directors with respect to any action except in the case of willful misconduct or knowing violation of the criminal law. In addition, the Virginia Act limits the damages that may be assessed against a Director or officer of the Registrant in a shareholder or derivative proceeding to the greater of (a) $100,000 or (b) the amount of cash compensation received by him from the Registrant in the twelve months immediately preceding the act or omission giving rise to liability. This limit on liability will not apply in the event of willful misconduct or a knowing violation of the criminal law or of federal or state securities laws.

           The Registrant carries an insurance policy providing directors' and officers' liability insurance for any liability its Directors or officers or the Directors or officers of any of its subsidiaries may incur in their capacities as such.

           The Registrant will indemnify Ocwen Capital Corporation, a Florida corporation (the "Manager'), and its officers and directors from any action or claim brought or asserted by any party by reason of any allegation that the Manager for one or more of its officers or directors is otherwise accountable or liable for the debts or obligations of the Registrant or its affiliates. In addition, the Manager and its officers and Directors will not be liable to the Registrant, and the Registrant will indemnify the Manager and its officers and Directors for acts performed pursuant to the management agreement between the Registrant and the Manager, except for claims arising from acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the management agreement.

ITEM 21.            EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

            The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

            (a)         List of Exhibits:


         Exhibit No.                            Exhibit                                                       Location
         -----------                            -------                                                       --------
             4.1              Form of Indenture between the Company and Norwest                                (1)
                                Bank Minnesota, National Association, as Trustee
                                thereunder

             4.2              Form of Old Note (attached as Exhibit A to the                                   (1)
                                Indenture included as Exhibit 4.1)

             4.3              Form of New Note

             4.4              Registration Rights Agreement, dated July 14, 1998,                              (1)
                                among the Company and the Initial Purchasers
                                of the Notes

               5              Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
                                regarding legality of securities being registered

              12              Computation of ratio of earnings to fixed charges

            23.1              Consent of Elias, Matz, Tiernan & Herrick L.L.P.                                 --
                                (contained in the opinion included as Exhibit 5)

            23.2              Consent of PricewaterhouseCoopers LLP

              24              Powers of Attorney (included in the signature page                               --
                              to this Registration Statement)

              25               Form T-1, Statement of Eligibility of Norwest
                                 Bank Minnesota, National Association to act
                                 as trustee under the Indenture

            99.1              Form of Letter of Transmittal

            99.2              Form of Notice of Guaranteed Delivery

-------------------

     (1) Incorporated by reference to the Company's Current Report on Form 8-K, filed with the Commission on July 16, 1998.


     (b)   Financial Statement Schedules.

     No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

ITEM 22. UNDERTAKINGS

         (a)    The undersigned Registrant hereby undertakes as follows:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any material information with respect to
                          the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)
                do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                (5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b) 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

            (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


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



                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida on the 21st day of September 1998.


OCWEN ASSET INVESTMENT CORP.



By:   /s/ William C. Erbey
      --------------------------------------
      William C. Erbey
      Chairman and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each of the directors and/or officers of Ocwen Asset Investment Corp. whose signature appears below hereby appoints William C. Erbey and Christine A. Reich, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this Registration Statement on Form S-4, making such changes in the Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as directors and/or officers to enable Ocwen Asset Investment Corp. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.





/s/ William C. Erbey                             Date:  September 21, 1998
------------------------------
William C. Erbey
Chairman and Chief Executive Officer
(principal executive officer)





/s/ Christine A. Reich                           Date:  September 21, 1998
------------------------------
Christine A. Reich
Director and Vice Chairman




/s/ Benjamin W. Navarro                          Date:  September 21, 1998
------------------------------
Benjamin W. Navarro
Director




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






/s/ Timothy J. Riddiough                         Date:  September 21, 1998
------------------------------
Timothy J. Riddiough
Director



/s/ Peter M. Small                               Date:  September 21, 1998
------------------------------
Peter M. Small
Director



/s/ Mark S. Zeidman                              Date:  September 21, 1998
------------------------------
Mark S. Zeidman
Senior Vice President and Chief
  Financial Officer (principal
  financial and accounting officer)





                                      II-6